EXHIBIT 10.1

LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT is made and dated as of June 29, 2018 and is entered into by and between AMYRIS, INC., a Delaware corporation (the “Parent”), and each of its Subsidiaries that has delivered a Joinder Agreement (as defined herein) (each a “Subsidiary Guarantor” and collectively, the “Subsidiary Guarantors” and together with Parent, collectively, “Borrower”), the several banks and other financial institutions or entities from time to time parties to this Agreement (collectively, referred to as “Lender”) and GACP Finance Co., LLC., a Delaware limited liability company, in its capacity as administrative agent for itself and the Lender (in such capacity, the “Agent”).

RECITALS

A.       Borrower has requested Lender to make available to Borrower a loan in an aggregate principal amount of up to Thirty-Six Million Dollars ($36,000,000) (the “Term Loan”); and

B.       Lender is willing to make the Term Loan on the terms and conditions set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, Borrower, Agent and Lender agree as follows:

SECTION 1. DEFINITIONS AND RULES OF CONSTRUCTION

1.1              Unless otherwise defined herein, the following capitalized terms shall have the following meanings:

“Account Control Agreement(s)” means any agreement entered into by and among the Agent, Borrower and a third party Bank or other institution (including a Securities Intermediary) in which Borrower maintains a Deposit Account or an account holding Investment Property and which grants Agent a perfected first priority security interest in the subject account or accounts.

“Advance(s)” means any Loan funds advanced under this Agreement.

“Advance Date” means the funding date of any Advance.

“Advance Request” means a request for an Advance submitted by Borrower to Agent in substantially the form of Exhibit A.

“Agency Fee” shall have the meaning set forth in the Fee Letter.

“Agent” has the meaning given to it in the preamble to this Agreement.

“Agreement” means this Loan and Security Agreement, as amended from time to time.

“Amortization Date” means July 1, 2019.

“Asset Sale” means a sale, assignment, conveyance, exclusive license (as licensor), transfer or other disposition to, or any exchange of property with, any Person (other than another member of the Parent or its consolidated Subsidiaries), in one transaction or a series of transactions, of all or any part of any Parent’s or a consolidated Subsidiary’s businesses, assets or properties of any kind, whether real, personal, or mixed and whether tangible or intangible, whether now owned or hereafter acquired, created, leased or licensed, other than (i) dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business; (ii) dispositions of inventory sold, and Permitted Intellectual Property Licenses; (iii) dispositions of Cash or Cash Equivalents to the extent not otherwise prohibited by this Agreement; and (iv) dispositions of accounts or payment intangibles (each as defined in the UCC) resulting from the compromise or settlement thereof in the ordinary course of business for less than the full amount thereof; and (v) licenses, strain escrows and similar arrangements for the use of Intellectual Property in the ordinary course of business in connection with collaboration agreements, research and development agreements and joint venture agreements and on arm’s length terms, and, solely with respect to the Collateral IP, subject, at all times to the Lien of the Agent hereunder on the Borrower’s rights in such Collateral IP.

“Assignee” has the meaning given to it in Section 11.13.

“Bankruptcy Code” means the federal Bankruptcy Reform Act of 1978 (11 U.S.C. Sections 101 et seq.).

“Bankruptcy Laws” means, collectively: (i) the Bankruptcy Code; and (ii) all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor-relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Borrower Products” means all products, software, service offerings, technical data or technology currently being designed, manufactured or sold by Borrower or which Borrower intends to sell, license, or distribute in the future including any products or service offerings under development, collectively, together with all products, software, service offerings, technical data or technology that have been sold, licensed or distributed by Borrower since its incorporation.

“Borrowing Base” means, at any time, with respect to Borrower, the sum of (i) all Cash and Cash Equivalents in one or more Deposit Accounts located in the United States and subject to an Account Control Agreement in favor of Agent provided that no Account Control Agreement shall be required to be in place until the seventh day after the Closing Date, plus (ii) the outstanding principal amount of all Eligible Accounts Receivable, plus (iii) the current net book value of Eligible Property, Plant and Equipment, plus (iv) the least of (x) the product of 0.25 and the then-current appraised value of all Intellectual Property, (y) the product of 0.75 and the then-outstanding Term Loan principal balance and (z) $25,000,000, provided that for the first ninety (90) after the Closing Date, the Intellectual Property shall be deemed to have an appraised value of $100,000,000 and thereafter until there shall be an appraised value for the Intellectual Property the Intellectual Property shall be deemed to have an appraised value of $0.00.

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“Borrowing Base Deficiency” means, at any time, the excess, if any, of (i) the Advances outstanding over (ii) the Borrowing Base.

“Brotas 2 Facility” means a custom-built facility for production of Borrower’s products in a location in Brotas, Brazil.

“Business Day” means any day other than Saturday, Sunday and any other day on which banking institutions in the State of California are closed for business.

“Capital Stock” means: (i) in the case of a corporation, corporate stock or shares; (ii) in the case of an association or business entity other than a corporation, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Cash” means all cash and liquid funds.

“Cash Equivalents” means, as of any date of determination, any of the following: (i) marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government, or (b) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one (1) year after such date; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one (1) year after such date and having, at the time of the acquisition thereof, a rating of at least A-1 from Standard & Poor’s Corporation or at least P-1 from Moody’s Investors Service; (iii) commercial paper maturing no more than one (1) year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from Standard & Poor’s Corporation or at least P-1 from Moody’s Investors Service; (iv) certificates of deposit or bankers’ acceptances maturing within one (1) year after such date and issued or accepted by the Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (a) is at least “adequately capitalized” (as defined in the regulations of its primary federal banking regulator), and (b) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000; and (v) shares of any money market mutual fund that (a) has substantially all of its assets invested continuously in the types of investments referred to in clauses (i) and (ii) above, (b) has net assets of not less than $500,000,000, and (c) has the highest rating obtainable from either Standard & Poor’s Corporation or Moody’s Investors Service.

“Change in Control” means (i) any reorganization, recapitalization, consolidation or merger (or similar transaction or series of related transactions) of Borrower, sale or exchange of outstanding shares (or similar transaction or series of related transactions) of Borrower in which the holders of Borrower’s outstanding shares immediately before consummation of such transaction or series of related transactions do not, immediately after consummation of such transaction or series of related transactions, retain shares representing more than fifty percent (50%) of the voting power of the surviving entity of such transaction or series of related transactions (or the parent of such surviving entity if such surviving entity is wholly owned by such parent), in each case without regard to whether Borrower is the surviving entity or (ii) sixty days after the date on which DSM International B.V. (or any affiliate thereof) ceases to have the right to nominate at least two (2) directors to the Parent’s Board of Directors.

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“Claims” has the meaning given to it in Section 11.10.

“Closing Date” means the date of this Agreement.

“Collateral” means the property described in Section 3.

“Collateral IP” means all Intellectual Property other than Excluded Intellectual Property.

“Common Stock” means the Parent’s common stock, $0.0001 par value per share, as presently constituted under the Parent’s Certificate of Incorporation, and any class and/or series of Parent’s capital stock for or into which such common stock may be converted or exchanged in a reorganization, recapitalization or similar transaction.

“Confidential Information” has the meaning given to it in Section 11.12.

“Contingent Obligation” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to (i) any Indebtedness or other obligations of another Person, including any such obligation directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable; (ii) any obligations with respect to undrawn letters of credit, corporate credit cards or merchant services issued for the account of that Person; and (iii) all obligations arising under any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; provided, however, that the term “Contingent Obligation” shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement.

“Copyright License” means any written agreement granting any right to use any Copyright or Copyright registration, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

“Copyrights” means all copyrights, whether registered or unregistered, held pursuant to the laws of the United States, any State thereof, or of any other country.

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“Debt Transaction” means, with respect to Parent or any consolidated Subsidiary, any sale, issuance, placement, assumption or guaranty of funded Indebtedness (other than pursuant to this Agreement), whether or not evidenced by a promissory note or other written evidence of Indebtedness, other than Permitted Indebtedness.

“Deposit Accounts” means any “deposit accounts,” as such term is defined in the UCC, and includes any checking account, savings account, or certificate of deposit.

“Disqualified Stock” means, with respect to any Person, any Capital Stock that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder) or upon the happening of any event:

(i)        matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

(ii)        is convertible or exchangeable for Indebtedness or Disqualified Stock (excluding Capital Stock convertible or exchangeable solely at the option of the issuer or a Subsidiary; provided that any such conversion or exchange will be deemed an incurrence of Indebtedness or Disqualified Stock, as applicable); or

(iii)        is redeemable at the option of the holder thereof, in whole or in part,

in the case of each of clauses (i), (i) and (iii), no earlier than the 91st day after the Term Loan Maturity Date (without regard to the proviso in such definition).

“Domestic Subsidiary” means any Subsidiary that is not a Foreign Subsidiary.

“Eligible Accounts Receivable” means a receivable owing to the Borrower which: (i) that is denominated and payable in U.S. Dollars; (ii) is payable by an obligor organized under the laws of any state within the United States or the District of Columbia that is not an Affiliate of Borrower; (iii) that is not more than 60 days past due or 90 days past the original invoice date of such receivable; (iv) that arises under a duly authorized contract for the sale and delivery of goods and services in the ordinary course of Borrower’s business that (a) is in full force and effect and that is a valid, binding and enforceable obligation of the related obligor, (b) conforms in all material respects with all applicable laws, rulings and regulations in effect, (c) that is not the subject of any asserted dispute, offset, hold back, defense, adverse claim or other claim, and (d) in which Borrower has good and marketable title, and that is freely assignable by Borrower (including without any consent of the related obligor unless such consent has already been obtained); (v) that constitutes an “account” or “general intangible” (each, as defined in the UCC), and that is not evidenced by “instruments” or “chattel paper” (each, defined in the UCC; (vi) that represents amounts earned and payable by the obligor that are not subject to any condition or subsequent deliverables; and (vii) is not otherwise deemed ineligible as a result of risks determined by Lender in its sole discretion based on the field exam pursuant to Section 7.16 hereof and updates thereof and subsequent field exams thereafter.

“Eligible Property, Plant and Equipment” means all Property Plant and Equipment determined in accordance with GAAP which is located in the United States and for which Borrower has good and marketable title, free and clear of all Liens other than Permitted Liens of the types set forth in clauses (i), (iii), (iv), (v), (x) and (xiii) of the definition thereof.

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“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

“Event of Default” has the meaning given to it in Section 9.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Excluded Intellectual Property” means all Intellectual Property that (i) constitutes “AMYRIS Licensed IP” as defined in that certain License Agreement regarding Diesel Fuel in the EU, dated as of March 21, 2016, as amended, by and among the Parent and Total Energies Nouvelles Activités USA, or (ii) constitutes “AMYRIS Licensed IP” as defined in that certain Amended & Restated Jet Fuel License Agreement, dated as of March 21, 2016, as amended, by and among the Parent and Total Amyris BioSolutions B.V., and in each case of clauses (i) and (ii), as such agreements are in effect on the date hereof.

“Facility Charge” shall have the meaning set forth in the Fee Letter.

“Fee Letter” that certain Fee Letter dated as of the date hereof between Borrower and Agent.

“Financial Statements” has the meaning given to it in Section 7.1.

“Foreign Investment Conditions” means with respect to Borrower, (i) on a consolidated basis, during the thirty (30) days preceding the applicable Investment and on a pro forma basis after giving effect to such Investment no Event of Default shall have occurred and Borrower shall have and have had of at least $15,000,000 of liquidity calculated as the sum of (a) unrestricted, unencumbered Cash and Cash Equivalents in one or more Deposit Accounts located in the United States which are subject to an Account Control Agreement in favor of Agent in a minimum amount equal to $10,000,000 provided that no Account Control Agreement shall be required to be in place until the seventh day after the Closing Date and (b) the outstanding principal amount of all Eligible Accounts Receivable not required to meet the covenant set forth in Section 7.17 of not more than $5,000,000 and (ii) no legal proceeding is continuing which is challenging or restricts the use of the Intellectual Property related to the joint venture, collaboration or other arrangement for which such Investment is being made.

“Foreign Subsidiary” means any Subsidiary other than a Subsidiary organized under the laws of any state within the United States or the District of Columbia.

“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time; provided the definitions set forth in this Agreement and any financial calculations required by the Loan Documents shall be computed to exclude any change to lease accounting rules from those in effect pursuant to Financial Accounting Standards Board Accounting Standards Codification 840 (Leases) and other related lease accounting guidance as in effect on the date hereof.

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“Incremental Advance” has the meaning given to it in Section 2.2(b).

“Indebtedness” means indebtedness of any kind, including (i) all indebtedness for borrowed money or the deferred purchase price of property or services (excluding trade credit entered into in the ordinary course of business due within ninety (90) days), including reimbursement and other obligations with respect to surety bonds and letters of credit, (ii) all obligations evidenced by notes, bonds, debentures or similar instruments, (iii) all capital lease obligations, (iv) all Contingent Obligations, and (v) Disqualified Stock.

“Insolvency Proceeding” is any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

“Intellectual Property” means all of Borrower’s Copyrights; Trademarks; Patents; Licenses; trade secrets and inventions; mask works; Borrower’s applications therefor and reissues, extensions, or renewals thereof; and Borrower’s goodwill associated with any of the foregoing, together with Borrower’s rights to sue for past, present and future infringement of Intellectual Property and the goodwill associated therewith.

“Investment” means any beneficial ownership (including stock, partnership or limited liability company interests) of or in any Person, or any loan, advance or capital contribution to any Person or the acquisition of all, or substantially all, of the assets of another Person or the purchase of any assets of another Person for greater than the fair market value of such assets to solely the extent of the amount in excess of the fair market value.

“Involuntary Disposition” means the receipt by Parent or any consolidated Subsidiary of any cash insurance proceeds or condemnation awards payable by reason of theft, loss, physical destruction or damage, taking or similar event with respect to any of its real or personal property.

“Joinder Agreements” means for each Domestic Subsidiary that is required to be a Subsidiary Guarantor, a completed and executed Joinder Agreement in substantially the form attached hereto as Exhibit H.

“Lender” has the meaning given to it in the preamble to this Agreement.

“License” means any Copyright License, Patent License, Trademark License or other license of rights or interests.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment for security, security interest, encumbrance, levy, lien or charge of any kind, whether voluntarily incurred or arising by operation of law or otherwise, against any property, any conditional sale or other title retention agreement, and any lease in the nature of a security interest; provided, that for the avoidance of doubt, licenses, strain escrows and similar provisions in collaboration agreements, research and development agreements that do not create or purport to create a security interest, encumbrance, levy, lien or charge of any kind shall not be deemed to be Liens for purposes of this Agreement.

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“Loan” means the Advances made under this Agreement.

“Loan Documents” means this Agreement, the Notes (if any), the Account Control Agreements, the Joinder Agreements, all UCC Financing Statements, and any other documents executed in connection with the Secured Obligations or the transactions contemplated hereby, as the same may from time to time be amended, modified, supplemented or restated.

“Material Adverse Effect” means a material adverse effect upon: (i) the business, operations, properties, assets, or condition (financial or otherwise) of Borrower; or (ii) the ability of Borrower to perform the Secured Obligations in accordance with the terms of the Loan Documents, or the ability of Agent or Lender to enforce any of its rights or remedies with respect to the Secured Obligations; or (iii) the Collateral or Agent’s Liens on the Collateral or the priority of such Liens.

“Maximum Term Loan Amount” means Thirty-Six Million and No/100 Dollars ($36,000,000) as such amount may be increased pursuant to Section 2.2.

“Maximum Rate” shall have the meaning assigned to such term in Section 2.3.

“Minimum Revenue” shall have the meaning set forth in the Fee Letter.

“Net Cash Proceeds” means the aggregate proceeds paid in cash or Cash Equivalents received by Parent or any of its consolidated Subsidiaries in connection with any Asset Sale or Debt Transaction, net of (i) direct costs incurred in connection therewith (including legal, accounting and investment banking fees and expenses, sales commissions and underwriting discounts) and (ii) estimated or other taxes paid or payable (including sales, use or other transactional taxes and any net marginal increase in income taxes) as a result thereof, and (iii) the amount to retire any Indebtedness secured by a Permitted Lien on the related property, and (iv) amounts which are required to be placed in escrow unless and until such amounts are released to the Parent or one or more of its consolidated Subsidiaries. For purposes hereof, “Net Cash Proceeds” includes any cash or Cash Equivalents received upon the disposition of any non-cash consideration received by Parent or any of its consolidated Subsidiaries in any Asset Sale or Debt Transaction.

“Note” means each Term Note issued hereunder.

“Parent” has the meaning set forth in the introductory paragraph of this Agreement.

“Patent License” means any written agreement granting any right with respect to any invention on which a Patent is in existence or a Patent application is pending, in which agreement Borrower now holds or hereafter acquires any interest.

“Patents” means all letters patent of, or rights corresponding thereto, in the United States or in any other country, all registrations and recordings thereof, and all applications for letters patent of, or rights corresponding thereto, in the United States or any other country.

“Permitted Indebtedness” means: (i) Indebtedness of Borrower in favor of Lender or Agent arising under this Agreement or any other Loan Document; (ii) Indebtedness existing on, or committed for but not yet outstanding as of, the Closing Date which is disclosed in Schedule 1A; (iii) Indebtedness of up to $10,000,000 outstanding at any time secured by a Lien described in clause (vii) of the defined term “Permitted Liens,” provided such Indebtedness does not exceed the cost of the Equipment and related expenses financed with such Indebtedness; (iv) Indebtedness to trade creditors incurred in the ordinary course of business, including Indebtedness incurred in the ordinary course of business with corporate credit cards; (v) Indebtedness that also constitutes a Permitted Investment; (vi) Subordinated Indebtedness; (vii) reimbursement obligations in connection with letters of credit or similar instruments that are secured by Cash or Cash Equivalents and issued on behalf of the Borrower or a Subsidiary thereof in an amount not to exceed $500,000 at any time outstanding; (viii) other unsecured Indebtedness in an amount not to exceed $15,000,000 at any time outstanding; (ix) Indebtedness not to exceed $100 million in unsecured convertible indebtedness which impose materially more burdensome terms than Parent’s 9.50% Convertible Senior Notes due 2019 and 6.50% Convertible Senior Notes due 2019 but with a maturity date which is later than the Term Loan Maturity Date (without regard to the proviso in such definition); (x) debt secured by the Brotas 2 Facility not to exceed the cost of building or acquiring the assets and related expenses, provided that Borrower has not received any Incremental Advance; (xi) Contingent Obligations that are guarantees of Indebtedness described in clauses (i) through (x) or other obligations of others that do not otherwise constitute Indebtedness; (xii) extensions, refinancings and renewals of any items of Permitted Indebtedness, provided that the principal amount is not increased or the terms modified to impose materially more burdensome terms upon Borrower or its Subsidiary, as the case may be; and (xiii) Disqualified Stock which is issued in respect of a financing of assets or rights relating to the Parent’s Biossance business and does not require payments of cash dividends or distributions prior to the Term Loan Maturity Date (without regard to the proviso in such definition).

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“Permitted Intellectual Property Licenses” means Intellectual Property (i) licenses in existence at the Closing Date and (ii) non-perpetual licenses granted in the ordinary course of business on arm’s length terms consisting of the licensing of technology, the development of technology or the providing of technical support which may include licenses with unlimited renewal options solely to the extent such options require mutual consent for renewal or are subject to financial or other conditions as to the ability of licensee to perform under the license; provided such license was not entered into during continuance of an Event of Default.

“Permitted Investment” means: (i) Investments existing on the Closing Date which are disclosed in Schedule 1B; (ii) (a) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or any State thereof maturing within one year from the date of acquisition thereof, (b) commercial paper maturing no more than one year from the date of creation thereof and currently having a rating of at least A-2 or P-2 from either Standard & Poor’s Corporation or Moody’s Investors Service, (c) certificates of deposit issued by any bank with assets of at least $500,000,000 maturing no more than one year from the date of investment therein, and (d) money market accounts; (iii) repurchases of stock from former employees, directors, or consultants of Borrower under the terms of applicable repurchase agreements at the original issuance price of such securities in an aggregate amount not to exceed $250,000 in any fiscal year, provided that no Event of Default has occurred, is continuing or would exist after giving effect to the repurchases; (iv) Investments accepted in connection with Permitted Transfers; (v) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of Borrower’s business; (vi) Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers in the ordinary course of business and consistent with past practice, provided that this subparagraph (vi) shall not apply to Investments of Borrower in any Subsidiary; (vii) Investments consisting of loans not involving the net transfer on a substantially contemporaneous basis of cash proceeds to employees, officers or directors relating to the purchase of capital stock of Borrower pursuant to employee stock purchase plans or other similar agreements approved by Borrower’s Board of Directors; (viii) Investments consisting of travel advances in the ordinary course of business; (ix) Investments in newly-formed Domestic Subsidiaries, provided that each such Domestic Subsidiary enters into a Joinder Agreement promptly after its formation by Borrower and execute such other documents as shall be reasonably requested by Agent; (x) Investments in Subsidiary Guarantors; (xi) Investments in Foreign Subsidiaries that are not Subsidiary Guarantors which (A) have been approved in advance in writing by Agent and (B) Investments consisting of an intercompany note in form satisfactory to Lender in its sole discretion which provides payments of interest only prior to the Term Loan Maturity Date, is contractually subordinated in respect of payment to this Agreement and is solely for purchases of inventory in the ordinary course of business; (xii) Investments in an amount not to exceed $1,000,000 per year with respect to a joint venture with BGI, provided that the Foreign Investment Conditions have been met; (xiii) Investments in an amount not to exceed $1,000,000 per year with respect to a joint venture to build a production facility in Brazil, provided that the Foreign Investment Conditions have been met; (xiv) Permitted Intellectual Property Licenses; and (xv) additional Investments that do not exceed $250,000 in the aggregate.

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“Permitted Liens” means any and all of the following: (i) Liens in favor of Agent or Lender; (ii) Liens existing or pending on the Closing Date which are disclosed in Schedule 1C; (iii) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings; provided, that Borrower maintains adequate reserves therefor in accordance with GAAP; (iv) Liens securing claims or demands of materialmen, artisans, mechanics, carriers, warehousemen, landlords and other like Persons arising in the ordinary course of business; provided, that the payment thereof is not yet required; (v) Liens arising from judgments, decrees or attachments in circumstances which do not constitute an Event of Default hereunder; (vi) the following deposits, to the extent made in the ordinary course of business: deposits under workers’ compensation, unemployment insurance, social security and other similar laws, or to secure the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure indemnity, performance or other similar bonds for the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure statutory obligations (other than Liens arising under ERISA or environmental Liens) or surety or appeal bonds, or to secure indemnity, performance or other similar bonds; (vii) Liens on Equipment or software or other intellectual property constituting purchase money Liens and Liens in connection with capital leases securing Indebtedness permitted in clause (iii) of “Permitted Indebtedness”; (viii) Liens incurred in connection with Subordinated Indebtedness; (ix) leasehold interests in leases or subleases and licenses granted in the ordinary course of Borrower’s business and not interfering in any material respect with the business of the licensor; (x) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of custom duties that are promptly paid on or before the date they become due; (xi) Liens on insurance proceeds securing the payment of financed insurance premiums that are promptly paid on or before the date they become due (provided that such Liens extend only to such insurance proceeds and not to any other property or assets); (xii) statutory and common law rights of set-off and other similar rights as to deposits of cash and securities in favor of banks, other depository institutions and brokerage firms; (xiii) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business so long as they do not materially impair the value or marketability of the related property; (xiv) Liens on Cash or Cash equivalents securing obligations permitted under clause (iv) (to the extent such Cash or Cash equivalents are in a Specified Account and subject to the limitations in the definition thereof) and (vii) of the definition of Permitted Indebtedness; (xv) Liens securing obligations related to the Brotas 2 Facility permitted under clause (x) of Permitted Indebtedness provided, to the extent Borrower has received an Incremental Advance, such Liens shall be junior in priority to a Lien in favor of Agent; (xvi) Liens incurred in connection with the extension, renewal or refinancing of the Indebtedness secured by Liens of the type described in clauses (i) through (xv) above; provided, that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness being extended, renewed or refinanced (as may have been reduced by any payment thereon) does not increase.

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“Permitted Transfers” means (i) dispositions of inventory sold, and Permitted Intellectual Property Licenses, in each case, in the ordinary course of business, (ii) licenses, strain escrows and similar arrangements for the use of Intellectual Property in the ordinary course of business in connection with collaboration agreements, research and development agreements and joint venture agreements and on arm’s length terms and, to the extent material to Borrower’s business, approved by the Borrower’s board of directors, and, solely with respect to the Collateral IP, subject, at all times to the Lien of the Agent on Borrower’s ownership interest therein as granted hereunder, (iii) dispositions of worn-out, obsolete or surplus property at fair market value in the ordinary course of business; (iv) dispositions of accounts or payment intangibles (each as defined in the UCC) resulting from the compromise or settlement thereof in the ordinary course of business for less than the full amount thereof; (v) any Transfers of assets to any Subsidiary Guarantor and Transfers consisting of Permitted Investments in Foreign Subsidiaries permitted under clauses (xi), (xii) and (xiii) of Permitted Investments; and (vi) other Transfers of assets to any Person other than to a Subsidiary that is not a Subsidiary Guarantor or joint venture and which have a fair market value of not more than $250,000 in the aggregate in any fiscal year.

“Person” means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, other entity or government.

“Preferred Stock” means at any given time any equity security issued by Borrower that has any rights, preferences or privileges senior to Borrower’s common stock.

“Prepayment Charge” shall have the meaning assigned to such term in Section 2.6(c).

“Receivables” means (i) all of Borrower’s Accounts, Instruments, Documents, Chattel Paper, Supporting Obligations, letters of credit, proceeds of any letter of credit, and Letter of Credit Rights, and (ii) all customer lists, software, and business records related thereto.

“Required Lenders” means at any time there is more than one Lender, the holders of more than 50% of the aggregate unpaid principal amount of the Term Loans then outstanding.

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“SEC” means the United States Securities and Exchange Commission.

“Secured Obligations” means Borrower’s obligations under this Agreement and any Loan Document, including any obligation to pay any amount now owing or later arising.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Security Documents” means each security agreement, all other mortgages, deeds of trust, security agreements, pledge agreements, assignments, control agreements, financing statements and other documents as shall from time to time secure or relate to the Secured Obligations or any other obligation arising under any Loan Document or any part thereof, in each case, executed by Parent, any Subsidiary Guarantor or any Subsidiary.

“Specified Accounts” means each of (i) that certain certificate of deposit account maintained at Bank of the West and bearing account number [_____] and (ii) that certain certificate of deposit account maintained at Bank of the West and bearing account number [___].

“Subordinated Indebtedness” means Indebtedness subordinated to the Secured Obligations in amounts and on terms and conditions satisfactory to Agent in its sole discretion.

“Subsidiary” means an entity, whether corporate, partnership, limited liability company, joint venture or otherwise, in which Borrower owns or controls 50.1% or more of the outstanding voting securities, including each entity listed on Schedule 1 hereto.

“Term Commitment” means as to any Lender, the obligation of such Lender, if any, to make an Advance to the Borrower in a principal amount not to exceed the amount set forth under the heading “Term Commitment” opposite such Lender’s name on Schedule 1.1.

“Term Loan Interest Rate” means for any day a per annum rate of interest equal to (i) the greater of (a) the prime rate as reported in The Wall Street Journal or (b) 4.0% plus (ii) 6.25%.

“Term Loan Maturity Date” means July 1, 2021; provided that, unless Borrower satisfies the Term Loan Maturity Date Conditions, then “Term Loan Maturity Date” shall mean January 12, 2019.

“Term Loan Maturity Date Conditions” shall have the meaning set forth in the Fee Letter.

“Term Note” means a Promissory Note in substantially the form of Exhibit B.

“Trademark License” means any written agreement granting any right to use any Trademark or Trademark registration, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

“Trademarks” means all trademarks (registered, common law or otherwise) and any applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof.

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“UCC” means the Uniform Commercial Code as the same is, from time to time, in effect in the State of California; provided, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Agent’s Lien on any Collateral is governed by the Uniform Commercial Code as the same is, from time to time, in effect in a jurisdiction other than the State of California, then the term “UCC” shall mean the Uniform Commercial Code as in effect, from time to time, in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

Unless otherwise specified, all references in this Agreement or any Annex or Schedule hereto to a “Section,” “subsection,” “Exhibit,” “Annex,” or “Schedule” shall refer to the corresponding Section, subsection, Exhibit, Annex, or Schedule in or to this Agreement. Unless otherwise specifically provided herein, any accounting term used in this Agreement or the other Loan Documents shall have the meaning customarily given such term in accordance with GAAP, and all financial computations hereunder shall be computed in accordance with GAAP, consistently applied. Notwithstanding the foregoing, if at any time any change in GAAP would affect the computation of any financial computations or requirement set forth in any Loan Document, and Borrower or Agent shall so request, Agent, Lender and Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP, provided that, until so amended, such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and Borrower shall provide to Agent reconciliation statements showing the difference in such calculation, together with the delivery of monthly, quarterly and annual financial statements required hereunder. Unless otherwise defined herein or in the other Loan Documents, terms that are used herein or in the other Loan Documents and defined in the UCC shall have the meanings given to them in the UCC.

SECTION 2. THE LOAN

2.1              Facility Increase. Prior to July 1, 2019, Borrower may, by written notice to Agent, elect to request the establishment of a new loan commitment by an aggregate amount not in excess of $35,000,000.00 (the “Incremental Term Loan Commitment”). Lender may elect to accept or decline Borrower’s request for the Incremental Term Loan Commitment (in whole or in part) in its sole and absolute discretion. Any Incremental Term Loan Commitment shall become effective and shall be an Advance subject to the conditions, requirements and limitations set forth in Section 2.2(b) as of date advanced.

2.2              Term Loan.

(a)                Advances. Subject to the terms and conditions of this Agreement, Lender will severally (and not jointly) make in an amount not to exceed its respective Term Commitment, and Borrower agrees to draw an Advance of Thirty-Six Million Dollars ($36,000,000) on the Closing Date (the “Closing Date Advance”)

(b)               Additional Advances. Subject to the terms and conditions of this Agreement, Lender will severally (and not jointly) make up to three additional Advances up to an aggregate amount not in excess of the Incremental Term Loan Commitment (each, an “Incremental Advance”) upon written notice to Agent set forth in an Advance Request. Such notice shall specify (x) the date on which the Borrower proposes that the applicable Incremental Advance shall be effective on the applicable Advance Date, which shall be a date not less than 15 Business Days after the date on which such notice is delivered to Agent, and (y) the amount of such Incremental Term Loan Commitment (in minimum $5,000,000.00 increments). Any Incremental Advance shall become effective and shall be an Advance as of the applicable Advance Date; provided that each of the conditions set forth in Section 4.2 shall be satisfied. The terms and provisions of any loans made pursuant to an Incremental Advance shall be, except as otherwise set forth herein or in an agreement entered into among Borrower, Agent and Lender as of the applicable Advance Date, identical to the Loans (it being understood that loans under the Incremental Advance may be a part of the Loans).

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(c)                Advance Request. To obtain the Closing Date Advance, Borrower shall complete, sign and deliver an Advance Request (at least one (1) Business Day before the Advance Date occurring on the Closing Date) to Agent. Lender shall fund such Advance in the manner requested by such Advance Request provided that each of the conditions precedent to such Closing Date Advance is satisfied or waived as of the Closing Date.

(d)               Interest. The principal balance of each Advance shall bear interest thereon from the applicable Advance Date at the Term Loan Interest Rate based on a year consisting of 360 days, with interest computed daily based on the actual number of days elapsed. The Term Loan Interest Rate will float and change on the day the Prime Rate changes from time to time.

(e)                Payment.

(i)                 Borrower will pay interest on each Advance on the first Business Day of each month, beginning with the month after each applicable Advance Date. Borrower shall repay the aggregate Term Loan principal balance that is outstanding on the day immediately preceding the Amortization Date, in equal quarterly installments of principal beginning on the Amortization Date of 2.50% of the aggregate Advances (to be adjusted on each Advance Date to reflect an Incremental Advance) commencing July 1, 2019 and continuing on the first Business Day of each quarter thereafter until the Secured Obligations are repaid. The entire Term Loan principal balance and all accrued but unpaid interest hereunder, shall be due and payable on Term Loan Maturity Date. Borrower shall make all payments under this Agreement by wire transfer in immediately available funds without setoff, recoupment or deduction and regardless of any counterclaim or defense.

For the avoidance of doubt, Borrower and Agent confirm, acknowledge, and agree that no invoice shall be sent in connection with collection of the above payments and receipt of an invoice in connection therewith shall not be a condition of such payments becoming due and payable hereunder. For the sake of clarification, the payments made pursuant to this Section 2.2(e)(i) shall not be subject to any Prepayment Charge under Section 2.6(c) hereof.

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(ii)               The entire Advance principal balance outstanding and all accrued but unpaid interest hereunder shall be due and payable on the Term Loan Maturity Date. Borrower shall make all payments due under this Agreement without setoff, recoupment or deduction and regardless of any counterclaim or defense.

2.3              Maximum Interest. Notwithstanding any provision in this Agreement or any other Loan Document, it is the parties’ intent not to contract for, charge or receive interest at a rate that is greater than the maximum rate permissible by law that a court of competent jurisdiction shall deem applicable hereto (which under the laws of the State of California shall be deemed to be the laws relating to permissible rates of interest on commercial loans) (the “Maximum Rate”). If a court of competent jurisdiction shall finally determine that Borrower has actually paid to Lender an amount of interest in excess of the amount that would have been payable if all of the Secured Obligations had at all times borne interest at the Maximum Rate, then such excess interest actually paid by Borrower shall be applied as follows: first, to the payment of the Secured Obligations consisting of the outstanding principal; second, after all principal is repaid, to the payment of Lender’s accrued interest, costs, expenses, professional fees and any other Secured Obligations; and third, after all Secured Obligations are repaid, the excess (if any) shall be refunded to Borrower.

2.4              Default Interest. In the event any payment is not made on or prior to the third Business Day after its scheduled payment date, an amount equal to five percent (5%) of the past due amount shall be payable on demand. In addition, upon the occurrence and during the continuation of an Event of Default hereunder, all Secured Obligations, including principal, interest, compounded interest, and professional fees, shall bear interest at a rate per annum equal to the rate set forth in Section 2.2(d), plus five percent (5%) per annum. In the event any interest is not paid when due hereunder, delinquent interest shall be added to principal and shall bear interest on interest, compounded at the rate set forth in Section 2.2(d) or Section 2.4, as applicable.

2.5              Agency Fee. Borrower shall pay to Agent for its own account on the first Business Day following the end of the prior quarter, commencing with the quarter starting July 1, 2018, the Agency Fee. The Agency Fee is deemed fully earned on each date paid regardless of the early termination of this Agreement.

2.6              Prepayment.

(a)                Optional Prepayment. At its option upon at least five (5) Business Days prior notice to Agent, Borrower may prepay all, but not less than all, of the outstanding Advances by paying the entire principal balance together with all accrued and unpaid interest thereon.

(b)               Mandatory Prepayments.

(i)                 Asset Sales. Borrower shall prepay the Advances no later than the fifth Business Day following receipt of Net Cash Proceeds, in excess of $500,000 in any calendar year, required to be prepaid pursuant to the provisions hereof in an amount equal to one hundred percent (100%) of the Net Cash Proceeds received from any Asset Sale by Parent or any of its consolidated Subsidiaries; provided that, so long as no Default or Event of Default shall have occurred and be continuing, Borrower shall have the option to invest the Net Cash Proceeds from such Asset Sale within 180 days of receipt thereof in long-term assets of the type used in the business of the Parent and its consolidated Subsidiaries. In the event that such Net Cash Proceeds are not reinvested by Borrower prior to the earlier of (A) the last day of such 180 day period and (B) the date of the occurrence of an Event of Default, Borrower shall prepay the Advances in an amount equal to (100%) of such Net Cash Proceeds.

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(ii)               Involuntary Dispositions. Borrower shall prepay the Advances no later than the fifth Business Day following receipt of Net Cash Proceeds, in an amount equal to one hundred percent (100%) of the Net Cash Proceeds received from any Involuntary Disposition, provided that, so long as no Default or Event of Default shall have occurred and be continuing, Borrower shall have the option to invest up to $10,000,000 of the Net Cash Proceeds received from any Involuntary Disposition within 180 days of receipt thereof in assets of the type involved in such Involuntary Disposition or otherwise used in the business of the Parent and its consolidated Subsidiaries or such greater amount as is approved by Agent in its sole discretion. In the event that such Net Cash Proceeds are not reinvested by Borrower prior to the earlier of (A) the last day of such 180 day period and (B) the date of the occurrence of an Event of Default, Borrower shall prepay the Advances in an amount equal to (100%) of such Net Cash Proceeds.

(iii)             Debt Transactions. Borrower shall prepay the Advances no later than the fifth Business Day following receipt of Net Cash Proceeds, in an amount equal to 100% of the Net Cash Proceeds from any Debt Transactions.

(iv)             Change in Control. Borrower shall prepay the outstanding amount of all principal and accrued and unpaid interest through the prepayment date upon and concurrently with the occurrence of a Change in Control.

(v)               Borrowing Base Deficiency. In the event that any Borrowing Base Certificate indicates a Borrowing Base Deficiency exists, or if at any time the Agent shall notify Borrower that a Borrowing Base Deficiency exists, Borrower shall prepay the Advances on the Business Day following the day on which such Borrowing Base Certificate or such notice is given such that after giving effect to such prepayment, no Borrowing Base Deficiency exists.

(vi)             “Permitted Intellectual Property Licenses” Borrower shall prepay the Advances no later than the fifth Business Day following receipt of proceeds paid in cash or Cash Equivalents received by Parent or any of its consolidated Subsidiaries in respect of royalties on any Permitted Intellectual Property Licenses to the extent such proceeds were received during the continuance of an Event of Default an amount equal to 100% such proceeds.

(c)                Prepayment Charge. Concurrently with prepayment pursuant to Section 2.6(a) or (b) Borrower shall pay a charge equal to: (i) if such Advance amounts are prepaid in any of the first twelve (12) months following the Closing Date, the sum of 2% of the Advance amount being prepaid plus all required remaining scheduled interest payments which would have been due on the Advance amount being prepaid through June 28, 2019 such interest payments to be calculated at the Term Loan Interest Rate prevailing on the date of prepayment; and (ii) if such Advance amounts are prepaid in any of the second twelve (12) months following the Closing Date, 1% of the Advance amount being prepaid (each, a “Prepayment Charge”). Borrower agrees that the Prepayment Charge is a reasonable calculation of each Lender’s lost profits in view of the difficulties and impracticality of determining actual damages resulting from an early repayment of the Advances.

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2.7              Notes. If so requested by Lender by written notice to Borrower, then Borrower shall execute and deliver to Lender (and/or, if applicable and if so specified in such notice, to any Person who is an assignee of Lender pursuant to Section 11.13) (promptly after the Borrower’s receipt of such notice) a Note or Notes to evidence Lender’s Loans.

2.8              Pro Rata Treatment. Each payment (including prepayment) on account of any fee and any reduction of the Term Loans shall be made pro rata according to the Term Commitments of the relevant Lender.

SECTION 3. SECURITY INTEREST

3.1              As security for the prompt, complete and indefeasible payment when due (whether on the payment dates or otherwise) of all the Secured Obligations, Borrower grants to Agent a security interest in all of Borrower’s right, title, and interest in and to the following personal property whether now owned or hereafter acquired (collectively, the “Collateral”): (a) Receivables; (b) Equipment; (c) Fixtures; (d) General Intangibles; (e) Inventory; (f) Investment Property (but excluding thirty-five percent (35%) of the capital stock of any Foreign Subsidiary that constitutes a Permitted Investment); (g) Deposit Accounts; (h) Cash; (i) Goods; (j) Collateral IP; and all other tangible and intangible personal property of Borrower whether now or hereafter owned or existing, leased, consigned by or to, or acquired by, Borrower and wherever located, and any of Borrower’s property in the possession or under the control of Agent; and, to the extent not otherwise included, all Proceeds of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of each of the foregoing.

3.2              Notwithstanding the broad grant of the security interest set forth in Section 3.1, above, the Collateral shall not include (i) more than 65% of the presently existing and hereafter arising issued and outstanding shares of capital stock owned by Borrower of any Foreign Subsidiary which shares entitle the holder thereof to vote for directors or any other matter, (ii) Borrower’s equity interests in Novvi LLC, Aprinnova, LLC, and Total Amyris Biosolutions B.V. and Borrower’s interest in any other joint venture existing on the date hereof to the extent that the pledging of such interest is prohibited by the relevant agreements, (iii) equity interests in the joint ventures referred to in clauses (xii) and (xiii) of the definition of Permitted Investments to the extent that the pledging of such interests is prohibited by the relevant joint venture or operating agreements and (iv) any Excluded Intellectual Property.

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3.3              Parent shall, as security for the Secured Obligations, cause each Subsidiary Guarantor to grant to Lender a security interest in all of such Subsidiary Guarantor’s assets pursuant to such Security Documents as Lender may require.

SECTION 4. CONDITIONS PRECEDENT TO LOAN

The obligations of Lender to make the Loan hereunder are subject to the satisfaction by Borrower of the following conditions:

4.1              Initial Advance. On or prior to the Closing Date;

(a)                Borrower shall have delivered to Agent the following:

(i)                 executed originals of the Loan Documents, Account Control Agreements (to the extent available), a legal opinion of Borrower’s counsel, and all other documents and instruments reasonably required by Agent to effectuate the transactions contemplated hereby or to create and perfect the Liens of Agent with respect to all Collateral located in the United States of America, in all cases in form and substance reasonably acceptable to Agent;

(ii)               certified copy of resolutions of Parent’s and each Subsidiary Guarantor’s board of directors (or applicable governing body) evidencing approval of the Loan and other transactions evidenced by the Loan Documents;

(iii)             certified copies of the Certificate of Incorporation and the Bylaws (or applicable organizational documents), as amended through the Closing Date, of Parent and each Subsidiary Guarantor and;

(iv)             a certificate of good standing for Parent and each Subsidiary Guarantor from their respective states of incorporation and similar certificates from all other jurisdictions in which it does business and where the failure to be qualified would have a Material Adverse Effect;

(b)               Agent and Borrower shall have mutually agreed on the uses of the Closing Date Advance;

(c)                Agent and Lender shall have received information on Borrower’s operations satisfactory to them in their sole and absolute discretion and shall have completed their business and legal due diligence to their satisfaction in their sole and absolute discretion;

(d)               Agent and Lender shall have received approval of the transaction from their respective investment committees;

(e)                The Indebtedness under the Loan and Security Agreement dated as of March 29, 2014, as amended, by and among Parent, each of its Subsidiaries party thereto and Stegodon Corporation as successor in interest to Hercules Technology Growth Capital, Inc. shall be repaid in full from the Loan proceeds, such facility shall be terminated, and all security interests related thereto shall be terminated and released;

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(f)                payment of the Facility Charge, applicable Agency Fee and reimbursement of Agent’s and Lender’s current expenses reimbursable pursuant to this Agreement, which amounts may be deducted from the Closing Date Advance;

(g)               such other documents as Agent may reasonably request.

4.2              Incremental Advances. On each Advance Date after the Closing Date:

(a)                Agent shall have received (i) an Advance Request for the Incremental Advance as required by Section 2.2(b), duly executed by Borrower’s Chief Executive Officer or Chief Financial Officer, and (ii) any other documents Agent may reasonably request;

(b)               The representations and warranties set forth in this Agreement shall be true and correct in all material respects on and as of the Advance Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date;

(c)                Borrower shall be in compliance with all the terms and provisions set forth herein and in each other Loan Document on its part to be observed or performed, and at the time of and immediately after such Incremental Advance no Event of Default shall have occurred and be continuing;

(d)               The Advance Request shall be deemed to constitute a representation and warranty by Borrower on the applicable Advance Date as to the matters specified in paragraphs (b) and (c) of this Section 4.2 and as to the matters set forth in the Advance Request;

(e)                The Borrower shall deliver or cause to be delivered officer’s certificates and legal opinions of the type delivered on the date hereof to the extent reasonably requested by, and in form and substance reasonably satisfactory to, Agent and Lender;

(f)                Agent and Lender shall have mutually agreed on the uses of the Incremental Advance it being understood the sole purpose of each Incremental Advance shall be for costs related to the construction of the Brotas 2 Facility;

(g)               Agent and Lender shall have received satisfactory evidence that the Borrower has committed financing which, together with the Incremental Advances, will sufficient to complete Brotas 2 Facility in accordance with the then-current budget and projections therefor;

(h)               Borrower shall have received funds in an amount equal to the Incremental Advance being requested on such Advance Date;

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(i)                 Agent and Lender shall have received information on Borrower’s operations satisfactory to them in their sole and absolute discretion and shall have completed their business and legal due diligence to their satisfaction in their sole and absolute discretion;

(j)                 Agent and Lender shall have received approval of the transaction from their respective investment committees;

(k)               Borrower shall have paid to Agent, for ratable distribution to the Lender, the Facility Charge with respect to the Incremental Advance, which amount shall be distributed to Lender by Agent from funds constituting part of (but deducted from) the Incremental Advance.

(l)                 there shall not exist a Borrowing Base Deficiency and no Borrowing Base Deficiency shall exist after giving effect to the Incremental Advance.

4.3              No Default. As of the Closing Date and each Advance Date, (i) no fact or condition exists that would (or would, with the passage of time, the giving of notice, or both) constitute an Event of Default and (ii) no event that has had or could reasonably be expected to have a Material Adverse Effect has occurred and is continuing.

SECTION 5. REPRESENTATIONS AND WARRANTIES OF BORROWER

Borrower represents and warrants that as of the Closing Date and each Advance Date:

5.1              Corporate Status. (a) Parent is a corporation duly organized, legally existing and in good standing under the laws of the State of Delaware, and is duly qualified as a foreign corporation in all jurisdictions in which the nature of its business or location of its properties require such qualifications and where the failure to be qualified could reasonably be expected to have a Material Adverse Effect; and (b) each Subsidiary Guarantor is a corporation duly organized, legally existing and in good standing under the laws of the State of Delaware, and is duly qualified as a foreign corporation in all jurisdictions in which the nature of its business or location of its properties require such qualifications and where the failure to be qualified could reasonably be expected to have a Material Adverse Effect. Parent’s and each Subsidiary Guarantor’s present names, former names (if any), locations, place of formation, tax identification number, organizational identification number and other information are correctly set forth in Exhibit C, as may be updated by Parent in a written notice (including any Compliance Certificate) provided to Agent after the Closing Date.

5.2              Collateral. Borrower owns the Collateral and the Excluded Intellectual Property, free of all Liens, except for Permitted Liens. Borrower has the power and authority to grant to Agent a Lien in the Collateral as security for the Secured Obligations.

5.3              Consents. Borrower’s execution, delivery and performance of this Agreement and all other Loan Documents, (i) have been duly authorized by all necessary corporate action of Borrower, (ii) will not result in the creation or imposition of any Lien upon the Collateral, other than Permitted Liens and the Liens created by this Agreement and the other Loan Documents, (iii) do not violate (A) any provisions of Borrower’s Certificate of Incorporation, Certificate of Formation (as applicable) or bylaws or operating agreement or other similar charter documents, as applicable, (B) any law or regulation to which the Borrower is subject, the violation of which could have a Material Adverse Effect or (C) any order, injunction, judgment, decree or writ to which Borrower is subject and (iv) except as described on Schedule 5.3, do not violate any contract or agreement or require the consent or approval of any other Person which has not already been obtained. The individual or individuals executing the Loan Documents are duly authorized to do so.

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5.4              Material Adverse Effect. No event that has had or could reasonably be expected to have a Material Adverse Effect has occurred and is continuing since December 31, 2017. Borrower is not aware of any event likely to occur that is reasonably expected to result in a Material Adverse Effect.

5.5              Actions Before Governmental Authorities. Except as described on Schedule 5.5, there are no actions, suits or proceedings at law or in equity or by or before any governmental authority now pending or, to the knowledge of Borrower, threatened against or affecting Borrower or its property, other than actions, suits or proceedings commenced after the Closing that would not likely be expected to result in damages of in excess of $250,000 not covered by insurance for which a claim has been made.

5.6              Laws. Borrower is not in violation of any law, rule or regulation, or in default with respect to any judgment, writ, injunction or decree of any governmental authority, where such violation or default is reasonably expected to result in a Material Adverse Effect. Borrower is not in default in any material respect under any provision of any agreement or instrument evidencing Indebtedness, or any other material agreement to which it is a party or by which it is bound.

5.7              Information Correct and Current. No information, report, Advance Request, financial statement, exhibit or schedule furnished, by or on behalf of Borrower to Agent in connection with any Loan Document or included therein or delivered pursuant thereto contained, contains or will contain any material misstatement of fact or omitted, omits or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not misleading at the time such statement was made or deemed made. Additionally, any and all financial or business projections provided by Borrower to Agent, whether prior to or after the Closing Date, shall be (i) provided in good faith and based on the most current data and information available to Borrower, and (ii) the most current of such projections provided to Borrower’s Board of Directors.

5.8              Tax Matters. Except as described on Schedule 5.8, (a) Borrower has filed all federal, state and material local tax returns that it is required to file, (b) Borrower has duly paid or fully reserved for all taxes or installments thereof (including any interest or penalties) as and when due, which have or may become due pursuant to such returns other than those being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP, and (c) Borrower has paid or fully reserved for any tax assessment received by Borrower for the three (3) years preceding the Closing Date, if any (including any taxes being contested in good faith and by appropriate proceedings).

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5.9              Intellectual Property Claims. Borrower is the sole owner of, or otherwise has the right to use (or exclude others from using), the Intellectual Property. Except as described on Schedule 5.9, (i) each of the material Copyrights, Trademarks and Patents is valid and enforceable, (ii) no material part of the Intellectual Property has been judged invalid or unenforceable, in whole or in part, and (iii) no claim has been made to Borrower that any material part of the Intellectual Property violates the rights of any third party. Exhibit D is a true, correct and complete list of each of Borrower’s Patents, registered Trademarks, registered Copyrights, and material agreements under which Borrower licenses Intellectual Property from third parties (other than shrink-wrap software licenses), together with application or registration numbers, as applicable, owned by Borrower or any Subsidiary, in each case as of the Closing Date. Borrower is not in material breach of, nor has Borrower failed to perform any material obligations under, any of the foregoing contracts, licenses or agreements and, to Borrower’s knowledge, no third party to any such contract, license or agreement is in material breach thereof or has failed to perform any material obligations thereunder.

5.10          Intellectual Property. Except as described on Schedule 5.10, Borrower has, or in the case of any proposed business, will have, all material rights with respect to Intellectual Property necessary in the operation or conduct of Borrower’s business as currently conducted and proposed to be conducted by Borrower. Without limiting the generality of the foregoing, and in the case of Licenses, except for restrictions that are unenforceable under Division 9 of the UCC, Borrower has the right, to the extent required to operate Borrower’s business, to freely transfer, license (except as restricted by (i) intellectual property licenses existing on the Closing Date and (ii) Permitted Intellectual Property Licenses) or assign Intellectual Property without condition, restriction or payment of any kind (other than license payments in the ordinary course of business) to any third party, and Borrower owns or has the right to use, pursuant to valid licenses, all software development tools, library functions, compilers and all other third-party software and other items that are used in the design, development, promotion, sale, license, manufacture, import, export, use or distribution of Borrower Products.

5.11          Borrower Products. Except as described on Schedule 5.11, no Intellectual Property owned by Borrower or Borrower Product has been or is subject to any actual or, to the knowledge of Borrower, threatened litigation, proceeding (including any proceeding in the United States Patent and Trademark Office or any corresponding foreign office or agency) or outstanding decree, order, judgment, settlement agreement or stipulation that restricts in any material respect Borrower’s use, transfer or licensing thereof or that may affect the validity, use or enforceability thereof. There is no decree, order, judgment, agreement, stipulation, arbitral award or other provision entered into in connection with any litigation or proceeding that obligates Borrower to grant licenses or ownership interest in any future Intellectual Property necessary to the operation or conduct of the business of Borrower or Borrower Products. Except as described on Schedule 5.11, Borrower has not received any written notice or claim, or, to the knowledge of Borrower, oral notice or claim, challenging or questioning Borrower’s ownership in any Intellectual Property (or written notice of any claim challenging or questioning the ownership in any licensed Intellectual Property of the owner thereof) or suggesting that any third party has any claim of legal or beneficial ownership with respect thereto nor, to Borrower’s knowledge, is there a reasonable basis for any such claim. Neither Borrower’s use of its Intellectual Property nor the production and sale of Borrower Products infringes in any material respect the Intellectual Property or other rights of others except to the extent that such use, production or sale would not be expected to have a Material Adverse Effect.

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5.12          Financial Accounts. Exhibit E, as may be updated by the Borrower in a written notice provided to Agent after the Closing Date, is a true, correct and complete list of (a) all banks and other financial institutions at which Borrower or any Subsidiary Guarantor maintains Deposit Accounts and (b) all institutions at which Borrower or any Subsidiary Guarantor maintains an account holding Investment Property, and such exhibit correctly identifies the name, address and telephone number of each bank or other institution, the name in which the account is held, a description of the purpose of the account, and the complete account number therefor.

5.13          Employee Loans. Borrower has no outstanding loans to any employee, officer or director of the Borrower nor has Borrower guaranteed the payment of any loan made to an employee, officer or director of the Borrower by a third party.

5.14          Capitalization and Subsidiaries. Borrower’s capitalization as of the Closing Date is set forth on Schedule 5.14 annexed hereto. Borrower does not own any stock, partnership interest or other securities of any Person, except for Permitted Investments. Attached as Schedule 5.14, as may be updated by Borrower in a written notice provided after the Closing Date, is a true, correct and complete list of each Subsidiary.

SECTION 6. INSURANCE; INDEMNIFICATION

6.1              Coverage. Borrower shall cause to be carried and maintained commercial general liability insurance against risks customarily insured against in Borrower’s line of business. Such risks shall include the risks of bodily injury, including death, property damage, personal injury, advertising injury, and contractual liability per the terms of the indemnification agreement found in Section 6.3. Borrower must maintain a minimum of $2,000,000 of commercial general liability insurance for each occurrence. Borrower has and agrees to maintain a minimum of $2,000,000 of directors’ and officers’ insurance for each occurrence and $5,000,000 in the aggregate. So long as there are any Secured Obligations outstanding, Borrower shall also cause to be carried and maintained insurance upon the Collateral, insuring against all risks of physical loss or damage howsoever caused, in an amount not less than the full replacement cost of the Collateral, provided that such insurance may be subject to standard exceptions and deductibles.

6.2              Certificates. Borrower shall deliver to Agent certificates of insurance that evidence Borrower’s compliance with its insurance obligations in Section 6.1 and the obligations contained in this Section 6.2 no later ten (10) days after the Closing Date. Borrower’s insurance certificate shall state Agent is an additional insured for commercial general liability, a designated payee for any key man life insurance policy, a loss payee for all risk property damage insurance, subject to the insurer’s approval, and a loss payee for property insurance and additional insured for liability insurance for any future insurance that Borrower may acquire from such insurer. Attached to the certificates of insurance will be additional insured endorsements for liability and lender’s loss payable endorsements for all risk property damage insurance. All certificates of insurance will provide for a minimum of thirty (30) days advance written notice to Agent of cancellation or any other change adverse to Agent’s interests. Any failure of Agent to scrutinize such insurance certificates for compliance is not a waiver of any of Agent’s rights, all of which are reserved.

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6.3              Indemnity. Borrower agrees to indemnify and hold Agent, Lender and their officers, directors, employees, agents, in-house attorneys, representatives and shareholders (each, an “Indemnified Person”) harmless from and against any and all claims, costs, expenses, damages and liabilities (including such claims, costs, expenses, damages and liabilities based on liability in tort, including strict liability in tort), including reasonable attorneys’ fees and disbursements and other costs of investigation or defense (including those incurred upon any appeal) (collectively, “Liabilities”), that may be instituted or asserted against or incurred by such Indemnified Person as the result of credit having been extended, suspended or terminated under this Agreement and the other Loan Documents or the administration of such credit, or in connection with or arising out of the transactions contemplated hereunder and thereunder, or any actions or failures to act in connection therewith, or arising out of the disposition or utilization of the Collateral, excluding in all cases Liabilities to the extent resulting solely from any Indemnified Person’s gross negligence or willful misconduct. Borrower agrees to pay, and to save Agent and Lender harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all excise, sales or other similar taxes (excluding taxes imposed on or measured by the net income of Agent or Lender) that may be payable or determined to be payable with respect to any of the Collateral or this Agreement. In no event shall any Indemnified Person be liable on any theory of liability for any special, indirect, consequential or punitive damages (including any loss of profits, business or anticipated savings).

SECTION 7. COVENANTS OF BORROWER

As long as any Secured Obligations (other than inchoate indemnity obligations) are outstanding, Borrower agrees as follows:

7.1              Financial Reports. Borrower shall furnish to Agent the financial statements and reports listed hereinafter (the “Financial Statements”):

(a)                as soon as practicable (and in any event within 30 days) after the end of each month, aged listings of accounts receivable and accounts payable and a calculation of liquidity (in compliance with Section 7.16), all prepared and certified to on behalf of Borrower by an authorized officer thereof acceptable to Agent;

(b)               as soon as practicable (and in any event within 45 days) after the end of each calendar quarter, unaudited interim and year-to-date financial statements as of the end of such calendar quarter (prepared on a consolidated and consolidating basis, if applicable), including balance sheet and related statements of income and cash flows accompanied by a report detailing any material contingencies (including the commencement of any material litigation by or against Borrower) or any other occurrence that would reasonably be expected to have a Material Adverse Effect, certified by Borrower’s Chief Executive Officer or Chief Financial Officer to the effect that they have been prepared in accordance with GAAP, except (i) for the absence of footnotes, and (ii) that they are subject to normal year-end adjustments;

(c)                as soon as practicable (and in any event within one hundred twenty (120) days) after the end of each fiscal year, audited financial statements as of the end of such year (prepared on a consolidated and consolidating basis, if applicable), including balance sheet and related statements of income and cash flows, and setting forth in comparative form the corresponding figures for the preceding fiscal year, certified by a firm of independent certified public accountants selected by Borrower and reasonably acceptable to Agent, accompanied by any management report from such accountants;

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(d)               as soon as practicable (and in any event within 15 days) after the end of each quarter, a Borrowing Base Certificate in the form of Exhibit F;

(e)                as soon as practicable (and in any event within 30 days) after the end of each month, a Compliance Certificate in the form of Exhibit G;

(f)                [reserved];

(g)               promptly after the sending or filing thereof, as the case may be, copies of any proxy statements, financial statements or reports that Borrower has made available to its equity holders and copies of any regular, periodic and special reports or registration statements that Borrower files with the Securities and Exchange Commission or any governmental authority that may be substituted therefor, or any national securities exchange;

(h)               at Agent’s request, at the same time as it gives to its directors, copies of all materials (other than minutes) that Borrower provides to its directors in connection with meetings of the Board of Directors and that are relevant to Agent or Lender; provided, however, that Borrower shall not be required to provide the materials described in this Section 7.1(h) to the extent the information is privileged or pertains to confidential information of any third parties;

(i)                 financial and business projections promptly following preparation, and in any event, no later than January 31 of each year, as well as budgets, operating plans and other financial information reasonably requested by Agent and promptly following approval of the any of the foregoing by Parent’s Board of Directors, confirmation of such approval and an update with respect to any changes made to such projections, budgets or operating plans.

Borrower shall not make any change in its (a) accounting policies or reporting practices, except as required by GAAP or (b) fiscal years or fiscal quarters. The fiscal year of Borrower shall end on December 31. Agent and Lender hereby acknowledge and agree that the materials described in this Section 7.1 will contain material non-public and confidential information of Borrower and its affiliates and Agent and Lender and their respective affiliates and representatives shall abide by all confidentiality terms applicable under this Agreement and any confidentiality and non-disclosure agreements among the parties hereto.

The executed Borrowing Base Certificate and Compliance Certificate may be sent via e-mail to [_____________] provided, that if e-mail is not available or sending the Borrowing Base Certificate and Compliance Certificate via email is not possible, it shall be mailed to Agent at 11100 Santa Monica Blvd., Suite 800, Los Angeles, CA 90025 attention Great American Capital Partners. All Financial Statements required to be delivered pursuant to clauses (b) and (c) shall be sent via e-mail to [_____________] provided, that if e-mail is not available or sending such Financial Statements via e-mail is not possible, they shall be mailed to Agent at 11100 Santa Monica Blvd., Suite 800, Los Angeles, CA 90025, attention Great American Capital Partners.

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7.2              Management Rights and Inspections. Borrower shall permit any representative that Agent or Lender authorizes, including its attorneys and accountants, to conduct site visits and inspect the Collateral, provided, that so long as no Event of Default has occurred and is continuing, Borrower shall not be responsible for paying the expenses of Lender for more than one site visit, inspection, and examination in any six-month period; provided such cost restriction shall not be deemed a restriction on the number of site visits, inspections, and examinations Agent may require. In addition Borrower shall, upon request by Lender, have an independent appraiser reasonably satisfactory to Agent provide an appraisal of the Borrower’s Intellectual Property or such subset thereof as determined by Agent; provided, that so long as no Event of Default has occurred and is continuing, Borrower shall not be responsible for paying the expenses for more than one appraisal in any one-year period; provided such cost restriction shall not be deemed a restriction on the number of appraisals Agent may require. In addition Borrower shall permit any representative that Agent or Lender authorizes, including its attorneys and accountants, to examine and make copies and abstracts of the books of account and records of Borrower or any Subsidiary applicable to the Loan Documents or the Collateral at reasonable times and upon reasonable notice during normal business hours. In addition, any such representative shall have the right to meet with management and officers of Borrower or any Subsidiary to discuss such books of account and records at reasonable times and upon reasonable notice during normal business hours. In addition, Agent or Lender shall be entitled at reasonable times and intervals to consult with and advise the management and officers of Borrower or any Subsidiary concerning significant business issues affecting Borrower. Such consultations shall not unreasonably interfere with Borrower’s business operations. Except as expressly provided herein, any and all visits, inspections, examinations and appraisals made while any Event of Default is continuing, shall be at Borrowers’ sole cost and expense. The parties intend that the rights granted Agent and Lender shall constitute “management rights” within the meaning of 29 C.F.R. Section 2510.3-101(d)(3)(ii), but that any advice, recommendations or participation by Agent or Lender with respect to any business issues shall not be deemed to give Agent or Lender, nor be deemed an exercise by Agent or Lender of, control over Borrower’s management or policies.

7.3              Further Assurances. Borrower shall from time to time execute, deliver and file, alone or with Agent, any financing statements, security agreements, collateral assignments, notices, control agreements, or other documents to perfect or give the highest priority to Agent’s Lien on the Collateral (other than the Liens set forth in clauses (ii), (iii), (iv), (v), (vi), (vii), (x), (xi), (xii), (xiii) or (xiv) of the definition of Permitted Liens). Borrower shall from time to time procure any instruments or documents as may be requested by Agent, and take all further action that may be necessary or desirable, or that Agent may reasonably request, to perfect and protect the Liens granted hereby and thereby. In addition, and for such purposes only, Borrower hereby authorizes Agent to execute and deliver on behalf of Borrower and to file such financing statements, collateral assignments, notices, control agreements, security agreements and other documents without the signature of Borrower either in Agent’s name or in the name of Agent as agent and attorney-in-fact for Borrower. Borrower shall protect and defend Borrower’s title to the Collateral and Agent’s Lien thereon against all Persons claiming any interest adverse to Borrower or Agent other than Permitted Liens.

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7.4              Indebtedness; Amendments to Indebtedness. Borrower shall not and shall not permit any Subsidiary to: (a) create, incur, assume, guarantee or be or remain liable with respect to any Indebtedness, other than Permitted Indebtedness; (b) prepay any Indebtedness, except for (i) Parent’s 9.50% Convertible Senior Notes due 2019 or 6.50% Convertible Senior Notes due 2019, (ii) by the conversion of Indebtedness into equity securities and the payment of cash in lieu of fractional shares in connection with such conversion, or (iii) a refinancing of the entire amount of such Indebtedness which does not impose materially more burdensome terms upon Borrower or its Subsidiary than exist in such Indebtedness prior to such refinancing, but with a maturity date which is later than the Term Loan Maturity Date (without regard to the proviso in such definition); and (c) pay any principal on any Indebtedness, other than on Permitted Indebtedness in accordance with the terms of such Indebtedness, while the Secured Obligations are outstanding without the written consent of Agent; and (d) amend or modify any documents or notes evidencing any Indebtedness in any manner which imposes materially more burdensome terms upon Borrower or its Subsidiary than exist in such Indebtedness prior to such amendment or modification without the prior written consent of Agent.

7.5              Collateral. Borrower shall at all times keep the Collateral free and clear from any legal process or Liens whatsoever (except for Permitted Liens), and shall give Agent prompt written notice of any legal process affecting the Collateral or any Liens. Borrower shall cause its Subsidiaries to protect and defend such Subsidiary’s title to the Collateral from and against all Persons claiming any interest adverse to such Subsidiary, and Borrower shall cause its Subsidiaries at all times to keep such Subsidiary’s rights in the Collateral free and clear from any legal process or Liens whatsoever (except for Permitted Liens), and shall give Agent prompt written notice of any legal process affecting such Subsidiary’s rights in the Collateral.

7.6              Investments. Borrower shall not directly or indirectly acquire or own, or make any Investment in or to any Person, or permit any of its Subsidiaries so to do, other than Permitted Investments.

7.7              Distributions. Borrower shall not, and shall not allow any Subsidiary to, (a) repurchase or redeem any class of stock or other equity interest other than pursuant to employee, director or consultant repurchase plans or other similar agreements, provided, however, in each case the repurchase or redemption price does not exceed the original consideration paid for such stock or equity interest, or (b) declare or pay any cash dividend or make a cash distribution on any class of stock or other equity interest, except that a Subsidiary may pay dividends or make distributions to Borrower or a Subsidiary Guarantor (or, in the case of a Foreign Subsidiary that is not a Subsidiary Guarantor, a parent company that is a direct or indirect wholly owned Subsidiary of Borrower), or (c) lend money to any employees, officers or directors (except as permitted under clauses (vii) or (viii) of the definition of Permitted Investment), or guarantee the payment of any such loans granted by a third party in excess of $100,000 in the aggregate or (d) waive, release or forgive any Indebtedness owed by any employees, officers or directors in excess of $100,000 in the aggregate.

7.8              Transfers. Except for Permitted Transfers and Permitted Investments, Borrower shall not, and shall not allow any Subsidiary to, voluntarily or involuntarily transfer, sell, lease, license, lend or in any other manner convey any equitable, beneficial or legal interest in any material portion of its assets.

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7.9              Mergers or Acquisitions. Borrower shall not merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with or into any other business organization (other than mergers or consolidations of (a) a Subsidiary which is not a Borrower into another Subsidiary or into Borrower or (b) a Borrower into another Borrower), or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person.

7.10          Taxes. Borrower and its Subsidiaries shall pay when due all taxes, fees or other charges of any nature whatsoever (together with any related interest or penalties) now or hereafter imposed or assessed against (i) Agent or Lender and related to, or in connection with, any of the transactions contemplated hereby or by other Loan Documents (other than taxes imposed on or measured by the net income of Agent or Lender), subject to reasonable notification thereof by the Agent or Lender, as applicable and (ii) Borrower or the Collateral or upon Borrower’s ownership, possession, use, operation or disposition thereof or upon Borrower’s rents, receipts or earnings arising therefrom. Borrower shall file on or before the due date therefor all personal property tax returns in respect of the Collateral. Notwithstanding the foregoing, Borrower may contest, in good faith and by appropriate proceedings, taxes for which Borrower maintains adequate reserves therefor in accordance with GAAP.

7.11          Corporate Changes. Neither Borrower nor any Subsidiary shall change its corporate name, legal form or jurisdiction of formation without twenty (20) days’ prior written notice to Agent. Neither Borrower nor any Subsidiary shall suffer a Change in Control. Neither Borrower nor any Subsidiary shall relocate its chief executive office or its principal place of business unless: (i) it has provided prior written notice to Agent; and (ii) such relocation shall be within the continental United States. Neither Borrower nor any Subsidiary shall relocate any item of Collateral (other than (x) sales of Inventory in the ordinary course of business, (y) relocations of Equipment having an aggregate value of up to $150,000 in any fiscal year, and (z) relocations of Collateral from a location described on Exhibit C to another location described on Exhibit C) unless (i) it has provided prompt written notice to Agent, (ii) such relocation is within the continental United States and, (iii) if such relocation is to a third party bailee, it has delivered a bailee agreement in form and substance reasonably acceptable to Agent.

7.12          Deposit Accounts. Borrower shall not maintain any Deposit Accounts, or accounts holding Investment Property, except with respect to which Agent has an Account Control Agreement; provided however, that no Account Control Agreement shall be required to be in place until the seventh day after the Closing Date, and provided further, that Borrower may maintain the Specified Accounts without such being subject to an Account Control Agreement so long as the aggregate account balance maintained therein as of any date is not greater than $1,700,000 and Borrower may maintain Deposit Accounts without such being subject to an Account Control Agreement so long as the account balance maintained therein as of any time is not greater than $0.00.

7.13          Domestic Subsidiaries. Borrower shall notify Agent of each Domestic Subsidiary formed subsequent to the Closing Date or to the extent AB Technologies LLC, a Delaware limited liability company (“AB Technologies”) acquires any assets or commences any operations other than as are in effect on the Closing Date and, in each case, within 15 days of such formation or change, shall cause any such Domestic Subsidiary (including AB Technologies) to execute and deliver to Agent a Joinder Agreement and such other documentation as Agent may require, and for the sake of clarification, no such joinder shall be required with respect to any Foreign Subsidiary.

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7.14          Notification of Event of Default. Borrower shall notify Agent immediately after Borrower acquires knowledge thereof of the occurrence of any Event of Default, such notice to be sent via facsimile to Agent.

7.15          Minimum Revenue. As of the last day of each fiscal quarter, Parent and its Subsidiaries shall have revenue (determined in accordance with GAAP) of not less than the Minimum Revenue.

7.16          Minimum Liquidity. As of the last day of the month for each of June, July, August and September of 2018 and at all times thereafter, Borrower shall have, on a consolidated basis, liquidity calculated as unrestricted, unencumbered Cash and Cash Equivalents in one or more Deposit Accounts located in the United States which are subject to an Account Control Agreement in favor of Agent (provided that no Account Control Agreement shall be required to be in place until the seventh day after the Closing Date) in a minimum amount equal to $10,000,000; provided, that for the first two months of each fiscal quarter beginning on or after the Closing Date, such amount shall be reduced to $5,000,000 in the event liquidity calculated as the sum of (i) unrestricted, unencumbered Cash and Cash Equivalents in one or more Deposit Accounts located in the United States which are subject to an Account Control Agreement in favor of Agent, provided that no Account Control Agreement shall be required to be in place until the seventh day after the Closing Date and (ii) the outstanding principal amount of all Eligible Accounts Receivable not required to meet the covenant set forth in Section 7.17 equals a minimum amount of $10,000,000.

7.17          Minimum Asset Coverage. At all times, the ratio of Borrowing Base to the then-outstanding Term Loan shall be not less than 1.50 to 1.00.

7.18          Post-Closing. Borrower shall:

(i) no later than July 2, 2018, repay the 12% Senior Convertible Note (RS-10) held by Total Raffinage Chimie SA in full from the Loan proceeds; and

(ii) within 30 days after the Closing Date, take such action as may be required to permit Agent to complete a field exam, satisfactory to Agent in its sole discretion, with Durkin Group.

SECTION 8. RESERVED

SECTION 9. EVENTS OF DEFAULT

The occurrence of any one or more of the following events shall be an Event of Default:

9.1              Payments. Borrower fails to pay any amount due under this Agreement or any of the other Loan Documents on or prior to the third Business Day after its scheduled payment date; or

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9.2              Covenants. Borrower breaches or defaults in the performance of any covenant or Secured Obligation under this Agreement, or any of the other Loan Documents or any other agreement among Borrower, Agent and Lender, and (a) with respect to a default under any covenant under this Agreement (other than under Sections 6, 7.4, 7.5, 7.6, 7.7, 7.8, 7.9, 7.14, 7.15, 7.16, 7.17 or 7.18), any other Loan Document or any other agreement among Borrower, Agent and Lender, such default continues for more than ten (10) Business Days after the earlier of the date on which (i) Agent or Lender has given notice of such default to Borrower and (ii) Borrower has actual knowledge of such default, or (b) with respect to a default under any of Sections 6, 7.4, 7.5, 7.6, 7.7, 7.8, 7.9, 7.14, 7.15, 7.16, 7.17 and 7.18, the occurrence of such default; or

9.3              [Intentionally deleted]; or

9.4              Representations. Any representation or warranty made by Borrower in any Loan Document shall have been false or misleading in any material respect when made or furnished or deemed made or furnished; or

9.5              Insolvency. Borrower (A) (i) shall make an assignment for the benefit of creditors; or (ii) shall be unable to pay its debts as they become due, or be unable to pay or perform under the Loan Documents, or shall become insolvent; or (iii) shall file a voluntary petition in bankruptcy; or (iv) shall file any petition, answer, or document seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation pertinent to such circumstances; or (v) shall seek or consent to or acquiesce in the appointment of any trustee, receiver, or liquidator of Borrower or of all or any substantial part (i.e., 33-1/3% or more) of the assets or property of Borrower; or (vi) shall cease operations of its business as its business has normally been conducted, or terminate substantially all of its employees; or (vii) Borrower its directors or majority shareholders shall take any action initiating any of the foregoing actions described in clauses (i) through (vi); or (B) either (i) thirty (30) days shall have expired after the commencement of an involuntary action against Borrower seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, without such action being dismissed or all orders or proceedings thereunder affecting the operations or the business of Borrower being stayed; or (ii) a stay of any such order or proceedings shall thereafter be set aside and the action setting it aside shall not be timely appealed; or (iii) Borrower shall file any answer admitting or not contesting the material allegations of a petition filed against Borrower in any such proceedings; or (iv) the court in which such proceedings are pending shall enter a decree or order granting the relief sought in any such proceedings; or (v) thirty (30) days shall have expired after the appointment, without the consent or acquiescence of Borrower, of any trustee, receiver or liquidator of Borrower or of all or any substantial part of the properties of Borrower without such appointment being vacated; or

9.6              Attachments; Judgments. Any portion of Borrower’s assets are attached or seized, or a levy is filed against any such assets, or a judgment or judgments is/are entered for the payment of money, individually or in the aggregate, of at least $250,000, or Borrower is enjoined or in any way prevented by court order from conducting any part of its business; or

9.7              Other Obligations. The occurrence of any default under any agreement or obligation of Borrower involving any Indebtedness in excess of $250,000, or receipt of written notice of the occurrence of any default under any other agreement or obligation of Borrower with annual payments or receipts in excess of $250,000; provided with respect to a default of a Contingent Obligation referenced as an “other obligation” in clause (i) thereof shall not be deemed to be a default if cured or waived within 10 days of the occurrence of such default.

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9.8              Loan Documents. (a) The occurrence of any default under any Loan Document or any other agreement between Borrower, any Lender and Agent or (b) (i) the guaranty set forth in Section 12 of this Agreement ceases to be in full force and effect for any reason whatsoever, including, without limitation, a determination by any governmental authority that this Agreement is invalid, void or unenforceable or (ii) any Subsidiary Guarantor or any Person acting on behalf of such Subsidiary Guarantor shall contest in any manner the validity, binding nature or enforceability of this Agreement or (iii) the obligations of any Subsidiary Guarantor under any Loan Document are not or cease to be legal, valid, binding and enforceable in accordance with the terms of such Loan Document.

SECTION 10. REMEDIES

10.1          General. Upon and during the continuance of any one or more Events of Default, (i) Agent may, at its option, accelerate and demand payment of all or any part of the Secured Obligations together with a Prepayment Charge and declare them to be immediately due and payable (provided, that upon the occurrence of an Event of Default of the type described in Section 9.5, all of the Secured Obligations shall automatically be accelerated and made due and payable, in each case without any further notice or act), (ii) Agent may, at its option, sign and file in Borrower’s name any and all collateral assignments, notices, control agreements, security agreements and other documents it deems necessary or appropriate to perfect or protect the repayment of the Secured Obligations, and in furtherance thereof, Borrower hereby grants Agent an irrevocable power of attorney coupled with an interest, and (iii) Agent may notify any of Borrower’s account debtors to make payment directly to Agent, compromise the amount of any such account on Borrower’s behalf and endorse Agent’s name without recourse on any such payment for deposit directly to Agent’s account. Agent may exercise all rights and remedies with respect to the Collateral under the Loan Documents or otherwise available to it under the UCC and other applicable law, including the right to release, hold, sell, lease, liquidate, collect, realize upon, or otherwise dispose of all or any part of the Collateral and the right to occupy, utilize, process and commingle the Collateral. All Agent’s rights and remedies shall be cumulative and not exclusive.

10.2          Collection; Foreclosure. Upon the occurrence and during the continuance of any Event of Default, Agent may, at any time or from time to time, apply, collect, liquidate, sell in one or more sales, lease or otherwise dispose of, any or all of the Collateral, in its then condition or following any commercially reasonable preparation or processing, in such order as Agent may elect. Any such sale may be made either at public or private sale at its place of business or elsewhere. Borrower agrees that any such public or private sale may occur upon ten (10) calendar days’ prior written notice to Borrower. Agent may require Borrower to assemble the Collateral and make it available to Agent at a place designated by Agent that is reasonably convenient to Agent and Borrower. The proceeds of any sale, disposition or other realization upon all or any part of the Collateral shall be applied by Agent in the following order of priorities:

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First, to Agent and Lender in an amount sufficient to pay in full Agent’s and Lender’s costs and professionals’ and advisors’ fees and expenses as described in Section 11.11;

Second, to Lender in an amount equal to the then unpaid amount of the Secured Obligations (including principal, interest, and the Default Rate interest), in such order and priority as Agent may choose in its sole discretion; and Finally, after the full, final, and indefeasible payment in Cash of all of the Secured Obligations, to any creditor holding a junior Lien on the Collateral, or to Borrower or its representatives or as a court of competent jurisdiction may direct.

Agent shall be deemed to have acted reasonably in the custody, preservation and disposition of any of the Collateral if it complies with the obligations of a secured party under the UCC.

10.3          No Waiver. Agent shall be under no obligation to marshal any of the Collateral for the benefit of Borrower or any other Person, and Borrower expressly waives all rights, if any, to require Agent to marshal any Collateral.

10.4          Cumulative Remedies. The rights, powers and remedies of Agent hereunder shall be in addition to all rights, powers and remedies given by statute or rule of law and are cumulative. The exercise of any one or more of the rights, powers and remedies provided herein shall not be construed as a waiver of or election of remedies with respect to any other rights, powers and remedies of Agent.

SECTION 11. MISCELLANEOUS

11.1          Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective only to the extent and duration of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

11.2          Notice. Except as otherwise provided herein, any notice, demand, request, consent, approval, declaration, service of process or other communication (including the delivery of Financial Statements) that is required, contemplated, or permitted under the Loan Documents or with respect to the subject matter hereof shall be in writing, and shall be deemed to have been validly served, given, delivered, and received upon the earlier of: (i) the day of transmission by facsimile or hand delivery or delivery by an overnight express service or overnight mail delivery service; or (ii) the third calendar day after deposit in the United States mails, with proper first class postage prepaid, in each case addressed to the party to be notified as follows:

(a)	If to Agent:

GACP Finance CO., LLC
Attention: Cameron Izadi
11100 Santa Monica Blvd., Suite 800
Los Angeles, CA 90025

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(b)	If to Borrower:

AMYRIS, INC.
Attention: General Counsel
5885 Hollis Street, Suite 100
Emeryville, CA 94608

or to such other address as each party may designate for itself by like notice.

11.3          Entire Agreement; Amendments.

(a)                This Agreement and the other Loan Documents constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and thereof, and supersede and replace in their entirety any prior proposals, term sheets, non-disclosure or confidentiality agreements, letters, negotiations or other documents or agreements, whether written or oral, with respect to the subject matter hereof or thereof.

(b)               Neither this Agreement, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 11.3(b). The Required Lenders and Borrower party to the relevant Loan Document may, or, with the written consent of the Required Lenders, the Agent and the Borrower party to the relevant Loan Document may, from time to time, (i) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lender or of the Borrower hereunder or thereunder or (ii) waive, on such terms and conditions as the Required Lender or the Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (A) forgive the principal amount or extend the final scheduled date of maturity of any Loan, extend the scheduled date of any amortization payment in respect of any Term Loan, reduce the stated rate of any interest or fee payable hereunder) or extend the scheduled date of any payment thereof, , in each case without the written consent of each Lender directly affected thereby; (B) eliminate or reduce the voting rights of any Lender under this Section 11.3(b) without the written consent of such Lender; (C) reduce any percentage specified in the definition of Required Lenders, consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, release all or substantially all of the Collateral or release a Borrower from its obligations under the Loan Documents, in each case without the written consent of the Lender; or (D) amend, modify or waive any provision of Section 11.17 without the written consent of the Agent. Any such waiver and any such amendment, supplement or modification shall apply equally to each Lender and shall be binding upon Borrower, the Lender, the Agent and all future holders of the Loans.

11.4          No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

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11.5          No Waiver. The powers conferred upon Agent and Lender by this Agreement are solely to protect its rights hereunder and under the other Loan Documents and its interest in the Collateral and shall not impose any duty upon Agent or Lender to exercise any such powers. No omission or delay by Agent or Lender at any time to enforce any right or remedy reserved to it, or to require performance of any of the terms, covenants or provisions hereof by Borrower at any time designated, shall be a waiver of any such right or remedy to which Agent or Lender is entitled, nor shall it in any way affect the right of Agent or Lender to enforce such provisions thereafter.

11.6          Survival. All agreements, representations and warranties contained in this Agreement and the other Loan Documents or in any document delivered pursuant hereto or thereto shall be for the benefit of Agent and Lender and shall survive the execution and delivery of this Agreement and the expiration or other termination of this Agreement.

11.7          Successors and Assigns. The provisions of this Agreement and the other Loan Documents shall inure to the benefit of and be binding on Borrower and its permitted assigns (if any). Borrower shall not assign its obligations under this Agreement or any of the other Loan Documents without Agent’s express prior written consent, and any such attempted assignment shall be void and of no effect. Agent and Lender may assign, transfer, or endorse its rights hereunder and under the other Loan Documents without prior notice to Borrower, and all of such rights shall inure to the benefit of Agent’s and Lender’s successors and permitted assigns, provided, that, except during the continuance of an Event of Default, neither Agent nor any Lender shall assign, transfer or endorse its rights hereunder or under any other Loan Document to (i) any entity which is a direct a competitor of Borrower, (ii) an entity which operates a business in the same industry as Borrower or (iii) an affiliate of any entity meeting the criteria set forth in the preceding clause (i) or (ii), excluding, in each case, any entities which, together with their consolidated affiliates, at the time of assignment have equity investments in such a competitor, business or affiliate of Borrower not in excess of 10.0% of the total equity investments owned by such entities and their consolidated affiliates.

11.8          Governing Law. This Agreement and the other Loan Documents have been negotiated and delivered to Agent and Lender in the State of California, and shall have been accepted by Agent and Lender in the State of California. Payment to Agent and Lender by Borrower of the Secured Obligations is due in the State of California. This Agreement and the other Loan Documents shall be governed by, and construed and enforced in accordance with, the laws of the State of California, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

11.9          Consent to Jurisdiction and Venue. All judicial proceedings (to the extent that the reference requirement of Section 11.10 is not applicable) arising in or under or related to this Agreement or any of the other Loan Documents may be brought in any state or federal court located in the State of California. By execution and delivery of this Agreement, each party hereto generally and unconditionally: (a) consents to nonexclusive personal jurisdiction in Santa Clara County, State of California; (b) waives any objection as to jurisdiction or venue in Santa Clara County, State of California; (c) agrees not to assert any defense based on lack of jurisdiction or venue in the aforesaid courts; and (d) irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement or the other Loan Documents. Service of process on any party hereto in any action arising out of or relating to this Agreement shall be effective if given in accordance with the requirements for notice set forth in Section 11.2, and shall be deemed effective and received as set forth in Section 11.2. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of either party to bring proceedings in the courts of any other jurisdiction.

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11.10      Mutual Waiver of Jury Trial / Judicial Reference.

(a)                Because disputes arising in connection with complex financial transactions are most quickly and economically resolved by an experienced and expert Person and the parties wish applicable state and federal laws to apply (rather than arbitration rules), the parties desire that their disputes be resolved by a judge applying such applicable laws. EACH OF BORROWER, AGENT AND LENDER SPECIFICALLY WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY OF ANY CAUSE OF ACTION, CLAIM, CROSS-CLAIM, COUNTERCLAIM, THIRD PARTY CLAIM OR ANY OTHER CLAIM (COLLECTIVELY, “CLAIMS”) ASSERTED BY BORROWER AGAINST AGENT, LENDER OR THEIR RESPECTIVE ASSIGNEE OR BY AGENT, LENDER OR THEIR RESPECTIVE ASSIGNEE AGAINST BORROWER. This waiver extends to all such Claims, including Claims that involve Persons other than Agent, Borrower and Lender; Claims that arise out of or are in any way connected to the relationship among Borrower, Agent and Lender; and any Claims for damages, breach of contract, tort, specific performance, or any equitable or legal relief of any kind, arising out of this Agreement, any other Loan Document.

(b)               If the waiver of jury trial set forth in Section 11.10(a) is ineffective or unenforceable, the parties agree that all Claims shall be resolved by reference to a private judge sitting without a jury, pursuant to Code of Civil Procedure Section 638, before a mutually acceptable referee or, if the parties cannot agree, a referee selected by the Presiding Judge of the Santa Clara County, California. Such proceeding shall be conducted in Santa Clara County, California, with California rules of evidence and discovery applicable to such proceeding.

(c)                In the event Claims are to be resolved by judicial reference, either party may seek from a court identified in Section 11.9, any prejudgment order, writ or other relief and have such prejudgment order, writ or other relief enforced to the fullest extent permitted by law notwithstanding that all Claims are otherwise subject to resolution by judicial reference.

11.11      Professional Fees. Borrower promises to pay Agent’s and Lender’s fees and expenses necessary to finalize the loan documentation, including but not limited to reasonable attorneys’ fees, UCC searches, filing costs, and other miscellaneous expenses, all as set forth on a summary invoice provided to Borrower. In addition, Borrower promises to pay any and all reasonable attorneys’ and other professionals’ fees and expenses (including fees and expenses of in-house counsel) incurred by Agent and Lender after the Closing Date in connection with or related to: (a) the Loan; (b) the administration, collection, or enforcement of the Loan; (c) the amendment or modification of the Loan Documents; (d) any waiver, consent, release, or termination under the Loan Documents; (e) the protection, preservation, audit, field exam, sale, lease, liquidation, or disposition of Collateral or the exercise of remedies with respect to the Collateral; (f) any legal, litigation, administrative, arbitration, or out of court proceeding in connection with or related to Borrower or the Collateral, and any appeal or review thereof; and (g) any bankruptcy, restructuring, reorganization, assignment for the benefit of creditors, workout, foreclosure, or other action related to Borrower, the Collateral, the Loan Documents, including representing Agent or Lender in any adversary proceeding or contested matter commenced or continued by or on behalf of Borrower’s estate, and any appeal or review thereof.

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11.12      Confidentiality. Agent and Lender acknowledge that certain items of Collateral and information provided to Agent and Lender by Borrower are confidential and proprietary information of Borrower, if and to the extent such information either (x) is marked as confidential by Borrower at the time of disclosure, or (y) should reasonably be understood to be confidential (the “Confidential Information”). Accordingly, Agent and Lender agree that any Confidential Information it may obtain pursuant to Section 7.1 of this Agreement, in the course of acquiring, administering, or perfecting Agent’s security interest in the Collateral or otherwise shall not be disclosed to any other Person or entity in any manner whatsoever, in whole or in part, without the prior written consent of Borrower, except that Agent and Lender may disclose any such information: (a) to its own directors, officers, employees, accountants, counsel and other professional advisors and to its affiliates if Agent or Lender in their sole discretion determines that any such party should have access to such information in connection with such party’s responsibilities in connection with the Loan or this Agreement and, provided that such recipient of such Confidential Information either (i) agrees to be bound by the confidentiality provisions of this paragraph or (ii) is otherwise subject to confidentiality restrictions that reasonably protect against the disclosure of Confidential Information; (b) if such information is generally available to the public (other than as a result of Agent or Lender’s breach of their respective obligations under this Section 11.12); (c) if required or appropriate in any report, statement or testimony submitted to any governmental authority having or claiming to have jurisdiction over Agent or Lender; (d) if required or appropriate in response to any summons or subpoena or in connection with any litigation, to the extent permitted or deemed advisable by Agent’s or Lender’s counsel; (e) to comply with any legal requirement or law applicable to Agent or Lender; (f) to the extent reasonably necessary in connection with the exercise of any right or remedy under any Loan Document, including Agent’s sale, lease, or other disposition of Collateral after default; (g) to any participant or assignee of Agent or Lender or any prospective participant or assignee; provided, that such participant or assignee or prospective participant or assignee agrees in writing to be bound by this Section prior to disclosure; or (h) otherwise with the prior consent of Borrower; provided, that any disclosure made in violation of this Agreement shall not affect the obligations of Borrower or any of its affiliates or any guarantor under this Agreement or the other Loan Documents.

11.13      Assignment of Rights. Borrower acknowledges and understands that Agent or Lender may sell and assign all or part of its interest hereunder and under the Loan Documents to any Person or entity (an “Assignee”), subject to the restrictions set forth in Section 11.7. After such a permitted assignment the term “Agent” or “Lender” as used in the Loan Documents shall mean and include such Assignee, and such Assignee shall be vested with all rights, powers and remedies of Agent and Lender hereunder with respect to the interest so assigned; but with respect to any such interest not so transferred, Agent and Lender shall retain all rights, powers and remedies hereby given. No such assignment by Agent or Lender shall relieve Borrower of any of its obligations hereunder. Lender agrees that in the event of any transfer by it of the Note(s)(if any), it will endorse thereon a notation as to the portion of the principal of the Note(s), which shall have been paid at the time of such transfer and as to the date to which interest shall have been last paid thereon.

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11.14      Revival of Secured Obligations. This Agreement and the Loan Documents shall remain in full force and effect and continue to be effective if any petition is filed by or against Borrower for liquidation or reorganization, if Borrower becomes insolvent or makes an assignment for the benefit of creditors, if a receiver or trustee is appointed for all or any significant part of Borrower’s assets, or if any payment or transfer of Collateral is recovered from Agent or Lender. The Loan Documents and the Secured Obligations and Collateral security shall continue to be effective, or shall be revived or reinstated, as the case may be, if at any time payment and performance of the Secured Obligations or any transfer of Collateral to Agent, or any part thereof is rescinded, avoided or avoidable, reduced in amount, or must otherwise be restored or returned by, or is recovered from, Agent, Lender or by any obligee of the Secured Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment, performance, or transfer of Collateral had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, avoided, avoidable, restored, returned, or recovered, the Loan Documents and the Secured Obligations shall be deemed, without any further action or documentation, to have been revived and reinstated except to the extent of the full, final, and indefeasible payment to Agent or Lender in Cash.

11.15      Counterparts. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so delivered shall be deemed an original, but all of which counterparts shall constitute but one and the same instrument.

11.16      No Third-Party Beneficiaries. No provisions of the Loan Documents are intended, nor will be interpreted, to provide or create any third-party beneficiary rights or any other rights of any kind in any Person other than Agent, Lender and Borrower unless specifically provided otherwise herein, and, except as otherwise so provided, all provisions of the Loan Documents will be personal and solely among Agent, the Lender and the Borrower.

11.17      Agency.

(a)                Lender hereby irrevocably appoints GACP Finance Co., LLC to act on its behalf as the Agent hereunder and under the other Loan Documents and authorizes the Agent to take such actions on its behalf and to exercise such powers as are delegated to the Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.

(b)               Lender agrees to indemnify the Agent in its capacity as such (to the extent not reimbursed by Borrower and without limiting the obligation of Borrower to do so), according to its respective Term Commitment percentages (based upon the total outstanding Term Loan Commitments) in effect on the date on which indemnification is sought under this Section 11.17, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.

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(c)                Agent in Its Individual Capacity. The Person serving as the Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Agent and the term “Lender” shall, unless otherwise expressly indicated or unless the context otherwise requires, include each such Person serving as Agent hereunder in its individual capacity.

(d)               Exculpatory Provisions. The Agent shall have no duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Agent shall not:

(i)                 be subject to any fiduciary or other implied duties, regardless of whether any default or any Event of Default has occurred and is continuing;

(ii)               have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Agent is required to exercise as directed in writing by the Lender, provided that the Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Agent to liability or that is contrary to any Loan Document or applicable law; and

(iii)             except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and the Agent shall not be liable for the failure to disclose, any information relating to the Borrower or any of its affiliates that is communicated to or obtained by any Person serving as the Agent or any of its affiliates in any capacity.

(e)                The Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Lender or as the Agent shall believe in good faith shall be necessary, under the circumstances or (ii) in the absence of its own gross negligence or willful misconduct.

(f)                The Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Section 4 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Agent.

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(g)               Reliance by Agent. Agent may rely, and shall be fully protected in acting, or refraining to act, upon, any resolution, statement, certificate, instrument, opinion, report, notice, request, consent, order, bond or other paper or document that it has no reason to believe to be other than genuine and to have been signed or presented by the proper party or parties or, in the case of cables, telecopies and telexes, to have been sent by the proper party or parties. In the absence of its gross negligence or willful misconduct, Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to Agent and conforming to the requirements of this Agreement or any of the other Loan Documents. Agent may consult with counsel, and any opinion or legal advice of such counsel shall be full and complete authorization and protection in respect of any action taken, not taken or suffered by Agent hereunder or under any Loan Documents in accordance therewith. Agent shall have the right at any time to seek instructions concerning the administration of the Collateral from any court of competent jurisdiction. Agent shall not be under any obligation to exercise any of the rights or powers granted to Agent by this Agreement and the other Loan Documents at the request or direction of Lender unless Agent shall have been provided by Lender with adequate security and indemnity against the costs, expenses and liabilities that may be incurred by it in compliance with such request or direction.

11.18      Publicity.

(a)                So long as Agent or Lender provides Borrower prior written notice and a reasonable opportunity to review, Borrower consents to the publication and use by Agent or Lender and any of its member businesses and Affiliates of (i) Borrower’s name (including a brief description of the relationship among Borrower, Agent and Lender) and logo and a hyperlink to Borrower’s web site, separately or together, in written and oral presentations, advertising, promotional and marketing materials, client lists, public relations materials or on its web site (together, the “Lender Publicity Materials”); (ii) the names of officers of Borrower in the Lender Publicity Materials; and (iii) Borrower’s name, trademarks or servicemarks in any news release concerning Agent or Lender.

(b)               Neither Borrower nor any of its member businesses and Affiliates shall, without Agent’s and Lender’s consent (which shall not be unreasonably withheld or delayed), publicize or use (i) Agent’s or Lender’s name (including a brief description of the relationship among Borrower, Agent and Lender), logo or hyperlink to Agent’s or Lender’s web site, separately or together, in written and oral presentations, advertising, promotional and marketing materials, client lists, public relations materials or on its web site (together, the “Borrower Publicity Materials”); (ii) the names of officers of Agent or Lender in the Borrower Publicity Materials; and (iii) Agent’s or Lender’s name, trademarks, servicemarks in any news release concerning Borrower.

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SECTION 12. Guaranty; Waivers.

(a)                Guaranty. Each Subsidiary Guarantor unconditionally and irrevocably guarantees to the Agent and Lender the full and prompt payment when due (whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise) and performance of the Secured Obligations (the “Guaranteed Obligations”). The Guaranteed Obligations include interest that, but for a proceeding under any Insolvency Proceeding, would have accrued on such Guaranteed Obligations, whether or not a claim is allowed against Borrower for such interest in any such proceeding.

(b)               Separate Obligation. Each Subsidiary Guarantor acknowledges and agrees that: (i) the Guaranteed Obligations are separate and distinct from any Indebtedness arising under or in connection with any other document, including under any provision of this Agreement other than this Section 12, executed at any time by such Subsidiary Guarantor in favor of Agent and Lender; and (ii) such Subsidiary Guarantor shall pay and perform all of the Guaranteed Obligations as required under this Section 12, and Agent may enforce any and all of their respective rights and remedies hereunder, without regard to any other document, including any provision of this Agreement other than this Section 12, at any time executed by such Subsidiary Guarantor in favor of Agent and any Lender, irrespective of whether any such other document, or any provision thereof or hereof, shall for any reason become unenforceable or any of the Indebtedness thereunder shall have been discharged, whether by performance, avoidance or otherwise. Each Subsidiary Guarantor acknowledges that, in providing benefits to Borrower, Agent and each Lender is relying upon the enforceability of this Section 12 and the Guaranteed Obligations as separate and distinct Indebtedness of such Subsidiary Guarantor, and each Subsidiary Guarantor agrees that Agent and each Lender would be denied the full benefit of their bargain if at any time this Section 12 or the Guaranteed Obligations were treated any differently. The fact that the guaranty is set forth in this Agreement rather than in a separate guaranty document is for the convenience of Borrower and Subsidiary Guarantors and shall in no way impair or adversely affect the rights or benefits of Agent and any Lender under this Section 12. Each Subsidiary Guarantor agrees to execute and deliver a separate document, immediately upon request at any time of Agent, evidencing such Subsidiary Guarantor’s obligations under this Section 12. Upon the occurrence of any Event of Default, a separate action or actions may be brought against such Subsidiary Guarantor, whether or not Borrower, any other Subsidiary Guarantor or any other Person is joined therein or a separate action or actions are brought against Borrower, any such other Subsidiary Guarantor or any such other Person.

(c)                Limitation of Guaranty. To the extent that any court of competent jurisdiction shall impose by final judgment under applicable Laws (including sections 544 and 548 of the Bankruptcy Code) any limitations on the amount of any Subsidiary Guarantor’s liability with respect to the Guaranteed Obligations that Agent can enforce under this Section 12, Agent and each Lender by their acceptance hereof accept such limitation on the amount of such Subsidiary Guarantor’s liability hereunder to the extent needed to make this Section 12 fully enforceable and nonavoidable.

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(d)               Liability of Subsidiary Guarantors. The liability of any Subsidiary Guarantor under this Section 12 shall be irrevocable, absolute, independent and unconditional, and shall not be affected by any circumstance that might constitute a discharge of a surety or guarantor other than the indefeasible payment and performance in full of all Guaranteed Obligations. In furtherance of the foregoing and without limiting the generality thereof, each Subsidiary Guarantor agrees as follows:

(i)                 such Subsidiary Guarantor’s liability hereunder shall be the immediate, direct, and primary obligation of such Subsidiary Guarantor and shall not be contingent upon Agent’s exercise or enforcement of any remedy it may have against Borrower or any other Person, or against any collateral or other security for any Guaranteed Obligations;

(ii)               this Guaranty is a guaranty of payment when due and not merely of collectability;

(iii)             Lender may enforce this Section 12 upon the occurrence of an Event of Default notwithstanding the existence of any dispute among Agent and Lender, on the one hand, and Borrower or any other Person, on the other hand, with respect to the existence of such Event of Default;

(iv)             such Subsidiary Guarantor’s payment of a portion, but not all, of the Guaranteed Obligations shall in no way limit, affect, modify or abridge such Subsidiary Guarantor’s liability for any portion of the Guaranteed Obligations remaining unsatisfied; and

(v)               such Subsidiary Guarantor’s liability with respect to the Guaranteed Obligations shall remain in full force and effect without regard to, and shall not be impaired or affected by, nor shall such Subsidiary Guarantor be exonerated or discharged by, any of the following events:

(A)             any proceeding under any Insolvency Proceeding;

(B)              any limitation, discharge, or cessation of the liability of Borrower or any other Person for any Guaranteed Obligations due to any statute, regulation or rule of law, or any invalidity or unenforceability in whole or in part of any of the Guaranteed Obligations or the Loan Documents;

(C)              any merger, acquisition, consolidation or change in structure of Borrower or any Subsidiary Guarantor or any other guarantor or Person, or any sale, lease, transfer or other disposition of any or all of the assets or shares of Borrower or any other Person;

(D)             any assignment or other transfer, in whole or in part, of Agent and Lender’s interests in and rights under this Agreement (including this Section 12) or the other Loan Documents;

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(E)              any claim, defense, counterclaim or setoff, other than that of prior performance, that Borrower, such Subsidiary Guarantor, any other Guarantor or any other Person may have or assert, including any defense of incapacity or lack of corporate or other authority to execute any of the Loan Documents;

(F)               Agent or any Lender’s amendment, modification, renewal, extension, cancellation or surrender of any Loan Document or any Guaranteed Obligations;

(G)             Agent or any Lender’s exercise or non-exercise of any power, right or remedy with respect to any Guaranteed Obligations or any collateral;

(H)             Agent or any Lender’s vote, claim, distribution, election, acceptance, action or inaction in any proceeding under any Bankruptcy Law; or

(I)                any other guaranty, whether by such Subsidiary Guarantor or any other Person, of all or any part of the Guaranteed Obligations or any other indebtedness, obligations or liabilities of Borrower to Agent or any Lender.

(e)                Consents of Subsidiary Guarantors. Each Subsidiary Guarantor hereby unconditionally consents and agrees that, without notice to or further assent from such Subsidiary Guarantor:

(i)                 the principal amount of the Guaranteed Obligations may be increased or decreased and additional indebtedness or obligations of Borrower under the Loan Documents may be incurred and the time, manner, place or terms of any payment under any Loan Document may be extended or changed, by one or more amendments, modifications, renewals or extensions of any Loan Document or otherwise;

(ii)               the time for Borrower’s (or any other Person’s) performance of or compliance with any term, covenant or agreement on its part to be performed or observed under any Loan Document may be extended, or such performance or compliance waived, or failure in or departure from such performance or compliance consented to, all in such manner and upon such terms as Agent (as applicable under the relevant Loan Documents) may deem proper;

(iii)             Agent may request and accept other guaranties and may take and hold security as collateral for the Guaranteed Obligations, and may, from time to time, in whole or in part, exchange, sell, surrender, release, subordinate, modify, waive, rescind, compromise or extend such other guaranties or security and may permit or consent to any such action or the result of any such action, and may apply such security and direct the order or manner of sale thereof; and (iv) Agent may exercise, or waive or otherwise refrain from exercising, any other right, remedy, power or privilege even if the exercise thereof affects or eliminates any right of subrogation or any other right of such Subsidiary Guarantor against Borrower.

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(f)                Subsidiary Guarantor’s Waivers. Each Subsidiary Guarantor waives and agrees not to assert:

(i)                 any right to require Agent and the Lender to proceed against Borrower, any other Guarantor or any other Person, or to pursue any other right, remedy, power or privilege of Agent or the Lender whatsoever;

(ii)               the defense of the statute of limitations in any action hereunder or for the collection or performance of the Guaranteed Obligations;

(iii)             any defense arising by reason of any lack of corporate or other authority or any other defense of Borrower, such Guarantor or any other Person;

(iv)             any defense based upon Agent’s or Lender’s errors or omissions in the administration of the Guaranteed Obligations;

(v)               any rights to set offs and counterclaims;

(vi)             without limiting the generality of the foregoing, to the fullest extent permitted by law, any defenses or benefits that may be derived from or afforded by applicable laws limiting the liability of or exonerating guarantors or sureties, or that may conflict with the terms of this Section 12; and

(vii)           any and all notice of the acceptance of this guaranty, and any and all notice of the creation, renewal, modification, extension or accrual of the Guaranteed Obligations, or the reliance by Agent and Lender upon this Guaranty, or the exercise of any right, power or privilege hereunder.

The Guaranteed Obligations shall conclusively be deemed to have been created, contracted, incurred and permitted to exist in reliance upon this Guaranty. Each Subsidiary Guarantor waives promptness, diligence, presentment, protest, demand for payment, notice of default, dishonor or nonpayment and all other notices to or upon Borrower, each Guarantor or any other Person with respect to the Guaranteed Obligations.

(g)               Financial Condition of Borrower. No Subsidiary Guarantor shall have any right to require Agent or any Lender to obtain or disclose any information with respect to: the financial condition or character of Borrower or the ability of Borrower to pay and perform the Guaranteed Obligations; the Guaranteed Obligations; any collateral or other security for any or all of the Guaranteed Obligations; the existence or nonexistence of any other guarantees of all or any part of the Guaranteed Obligations; any action or inaction on the part of Agent, any Lender or any other Person; or any other matter, fact or occurrence whatsoever. Each Subsidiary Guarantor hereby acknowledges that it has undertaken its own independent investigation of the financial condition of Borrower and all other matters pertaining to this Guaranty and further acknowledges that it is not relying in any manner upon any representation or statement of Agent or any Lender with respect thereto.

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(h)               Subrogation. Until the Guaranteed Obligations shall be satisfied in full and the Aggregate Commitments shall be terminated, each Subsidiary Guarantor shall not have, and shall not directly or indirectly exercise: (i) any rights that it may acquire by way of subrogation under this Section 12, by any payment hereunder or otherwise; (ii) any rights of contribution, indemnification, reimbursement or similar suretyship claims arising out of this Section 12; or (iii) any other right that it might otherwise have or acquire (in any way whatsoever) that could entitle it at any time to share or participate in any right, remedy or security of Agent or a Lender as against any Borrower or other Guarantors or any other Person, whether in connection with this Section 12, any of the other Loan Documents or otherwise. If any amount shall be paid to any Subsidiary Guarantor on account of the foregoing rights at any time when all the Guaranteed Obligations shall not have been paid in full, such amount shall be held in trust for the benefit of Agent and shall forthwith be paid to Agent to be credited and applied to the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms of the Loan Documents.

(i)                 Subordination. All payments on account of all indebtedness, liabilities and other obligations of Borrower to any Subsidiary Guarantor, whether now existing or hereafter arising, and whether due or to become due, absolute or contingent, liquidated or unliquidated, determined or undetermined (the “Subsidiary Guarantor Subordinated Indebtedness”) shall be subject, subordinate and junior in right of payment and exercise of remedies, to the extent and in the manner set forth herein, to the prior payment in full in Cash or Cash Equivalents of the Guaranteed Obligations. As long as any of the Guaranteed Obligations (other than unasserted contingent indemnification obligations) shall remain outstanding and unpaid, each Subsidiary Guarantor shall not accept or receive any payment or distribution by or on behalf of Borrower or any other Subsidiary Guarantor, directly or indirectly, or assets of Borrower or any other Subsidiary Guarantor, of any kind or character, whether in cash, property or securities, including on account of the purchase, redemption or other acquisition of Subsidiary Guarantor Subordinated Indebtedness, as a result of any collection, sale or other disposition of collateral, or by setoff, exchange or in any other manner, for or on account of the Subsidiary Guarantor Subordinated Indebtedness (“Subsidiary Guarantor Subordinated Indebtedness Payments”), except that, so long as an Event of Default does not then exist, any Subsidiary Guarantor shall be entitled to accept and receive payments on its Subsidiary Guarantor Subordinated Indebtedness, in accordance with past business practices of such Subsidiary Guarantor and Borrower (or any other applicable Subsidiary Guarantor) and not in contravention of any law or the terms of the Loan Documents.

If any Subsidiary Guarantor Subordinated Indebtedness Payments shall be received in contravention of this Section 12, such Subsidiary Guarantor Subordinated Indebtedness Payments shall be held in trust for the benefit of Agent and shall be paid over or delivered to Agent for application to the payment in full in Cash or Cash Equivalents of all Guaranteed Obligations remaining unpaid to the extent necessary to give effect to this Section 12 after giving effect to any concurrent payments or distributions to Lender in respect of the Guaranteed Obligations.

(j)                 Continuing Guaranty. This Guaranty is a continuing guaranty and agreement of subordination and shall continue in effect and be binding upon each Subsidiary Guarantor until termination of the Term Commitment and payment and performance in full of the Guaranteed Obligations, including Guaranteed Obligations which may exist continuously or which may arise from time to time under successive transactions, and each Subsidiary Guarantor expressly acknowledges that this guaranty shall remain in full force and effect notwithstanding that there may be periods in which no Guaranteed Obligations exist. This Guaranty shall continue in effect and be binding upon each Subsidiary Guarantor until actual receipt by Agent of written notice from such Subsidiary Guarantor of its intention to discontinue this Guaranty as to future transactions (which notice shall not be effective until noon on the day that is five Business Days following such receipt); provided that no revocation or termination of this guaranty shall affect in any way any rights of Agent or any Lender hereunder with respect to any Guaranteed Obligations arising or outstanding on the date of receipt of such notice, including any subsequent continuation, extension, or renewal thereof, or change in the terms or conditions thereof, or any Guaranteed Obligations made or created after such date to the extent made or created pursuant to a legally binding commitment of Lender in existence as of the date of such revocation (collectively, “Existing Guaranteed Obligations”), and the sole effect of such notice shall be to exclude from this Guaranty Guaranteed Obligations thereafter arising which are unconnected to any Existing Guaranteed Obligations.

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(k)               Reinstatement. This Guaranty shall continue to be effective or shall be reinstated and revived, as the case may be, if, for any reason, any payment of the Guaranteed Obligations by or on behalf of Borrower (or receipt of any proceeds of collateral) shall be rescinded, invalidated, declared to be fraudulent or preferential, set aside, voided or otherwise required to be repaid to Borrower, its estate, trustee, receiver or any other Person (including under any Bankruptcy Law), or must otherwise be restored by Lender, whether as a result of proceedings under any bankruptcy law or otherwise. All losses, damages, costs and expenses that Agent or any Lender may suffer or incur as a result of any voided or otherwise set aside payments shall be specifically covered by the indemnity in favor of Agent and the Lender contained in Section 12.

(l)                 Substantial Benefits. The Advances provided to or for the benefit of Borrower hereunder by Lender have been and are to be contemporaneously used for the benefit of Borrower and each Subsidiary Guarantor and their respective Subsidiaries. It is the position, intent and expectation of the parties that Borrower and each Subsidiary Guarantor have derived and will derive significant and substantial benefits from the Advances to be made available by Lender under the Loan Documents. Each Subsidiary Guarantor has received at least “reasonably equivalent value” (as such phrase is used in Section 548 of the Bankruptcy Code and in comparable provisions of other applicable Laws) and more than sufficient consideration to support its obligations hereunder in respect of the Guaranteed Obligations. Immediately prior to and after and giving effect to the incurrence of each Subsidiary Guarantor’s obligations under this Guaranty, such Subsidiary Guarantor will be solvent and will not be subject to any Insolvency Proceedings.

(m)             KNOWING AND EXPLICIT WAIVERS. EACH SUBSIDIARY GUARANTOR ACKNOWLEDGES THAT IT EITHER HAS OBTAINED THE ADVICE OF LEGAL COUNSEL OR HAS HAD THE OPPORTUNITY TO OBTAIN SUCH ADVICE IN CONNECTION WITH THE TERMS AND PROVISIONS OF THIS SECTION 12. EACH SUBSIDIARY GUARANTOR ACKNOWLEDGES AND AGREES THAT EACH OF THE WAIVERS AND CONSENTS SET FORTH HEREIN IS MADE WITH FULL KNOWLEDGE OF ITS SIGNIFICANCE AND CONSEQUENCES, THAT ALL SUCH WAIVERS AND CONSENTS HEREIN ARE EXPLICIT AND KNOWING AND THAT EACH SUBSIDIARY GUARANTOR EXPECTS SUCH WAIVERS AND CONSENTS TO BE FULLY ENFORCEABLE.

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If, while any Subsidiary Guarantor Subordinated Indebtedness is outstanding, any proceeding under any Bankruptcy Law is commenced by or against Borrower or its property, Agent, when so instructed by Lender, is hereby irrevocably authorized and empowered (in the name of Borrower or in the name of any Subsidiary Guarantor or otherwise), but shall have no obligation, to demand, sue for, collect and receive every payment or distribution in respect of all Subsidiary Guarantor Subordinated Indebtedness and give acquittances therefor and to file claims and proofs of claim and take such other action (including voting the Subsidiary Guarantor Subordinated Indebtedness) as it may deem necessary or advisable for the exercise or enforcement of any of the rights or interests of Lender; and each Subsidiary Guarantor shall promptly take such action as Lender may reasonably request: (A) to collect the Subsidiary Guarantor Subordinated Indebtedness for the account of the Borrower and any Subsidiary Guarantor and to file appropriate claims or proofs of claim in respect of the Subsidiary Guarantor Subordinated Indebtedness; (B) to execute and deliver to Agent such powers of attorney, assignments and other instruments as it may request to enable it to enforce any and all claims with respect to the Subsidiary Guarantor Subordinated Indebtedness; and (C) to collect and receive any and all Subsidiary Guarantor Subordinated Indebtedness Payments.

(n)               Any payment on account of an amount that is payable hereunder or under any other Loan Document must be made in United States Dollars.

(SIGNATURES TO FOLLOW)

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IN WITNESS WHEREOF, Borrower, Agent and Lender have duly executed and delivered this Loan and Security Agreement as of the day and year first above written.

BORROWER:

AMYRIS, INC.

	Signature:	/s/ Kathleen Valiasek

	Print Name:	Kathleen Valiasek

	Title:	Chief Financial Officer

Accepted in Los Angeles, California:

AGENT:

GACP Finance CO., LLC

	Signature:	/s/ John Ahn

	Print Name:	John Ahn

	Title:	President

LENDER:

GACP Finance CO., LLC

	Signature:	/s/ John Ahn

	Print Name:	John Ahn

	Title:	President